                                                                   Exhibit 10.43


                           DENVER PLACE PLAZA TOWER



                              AGREEMENT OF LEASE
                                    BETWEEN
            DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, LANDLORD
                                      AND
                         PRIME RESPONSE, INC., TENANT

                           DENVER PLACE PLAZA TOWER

                              AGREEMENT OF LEASE
                                    BETWEEN
            DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, LANDLORD
                         PRIME RESPONSE, INC., TENANT

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.   Term.................................................................     1
2.   Base Rent............................................................     1
3.   Completion of Improvements...........................................     2
4.   Additional Rent......................................................     2
     (a)  Definitions.....................................................     2
     (b)  Expense Adjustment..............................................     4
     (c)  Adjustment for Services Not Rendered............................     4
     (d)  Tax Adjustment..................................................     4
     (e)  Partial Year....................................................     5
     (f)  Disputes........................................................     5
     (g)  Place of Payment................................................     5
     (h)  Tenant Taxes....................................................     5
     (i)  Delay in Computation............................................     6
5.   Use of Premises......................................................     6
6.   Condition of Premises................................................     6
7.   Services.............................................................     7
     (a)  List of Services................................................     7
     (b)  Billing for Electricity.........................................     9
          (i)   Landlord's Payment for Normal Service.....................     9
          (ii)  Measured Usage............................................     9
          (iii) Estimated Usage...........................................     9
     (c)  Interruption of Services........................................     9
8.   Alterations..........................................................    10
9.   Liens................................................................    11
10.  Insurance and Waiver of Subrogation..................................    11
11.  Fire or Casualty.....................................................    12
12.  Waiver of Claims - Indemnification...................................    12
13.  Nonwaiver............................................................    13
14.  Condemnation.........................................................    14
15.  Assignment and Subletting............................................    14
16.  Holdover.............................................................    16
17.  Estoppel Certificate.................................................    17
18.  Subordination........................................................    17
19.  Certain Rights Reserved By Landlord..................................    18
20.  Rules and Regulations................................................    19
21.  Remedies.............................................................    19
22.  Expenses of Enforcement..............................................    21
23.  Covenant of Quiet Enjoyment..........................................    21
24.  Security Deposit.....................................................    22
25.  Real Estate Broker...................................................    22
26.  Miscellaneous........................................................    23
     (a)  Rights Cumulative...............................................    23
     (b)  Captions and Usage..............................................    23
     (c)  Binding Effect..................................................    23
     (d)  Lease Contains All Terms........................................    23
     (e)  Submission of Lease.............................................    23
     (f)  No Air Rights...................................................    23
     (g)  Modification of Lease...........................................    23
     (h)  Substitution of Other Premises..................................    23
     (i)  Transfer of Landlord's Interest.................................    24

     (j)  Recording; Short Form Memo......................................   24
     (k)  Covenants and Conditions........................................   24
     (l)  Application of Payments.........................................   25
     (m)  Security Interest and Tenant's Deposit..........................   25
     (n)  Governing Law; Partial Invalidity...............................   25
     (o)  Hazardous Materials.............................................   25
27.  Telephone and Telecommunications Service.............................   26
28.  Notices..............................................................   28
29.  Time is of the Essence...............................................   28

     Addendum
     Exhibit A - Plan
     Exhibit B - Rules and Regulations
     Exhibit C - Lease Term Agreement
     Exhibit D - Parking Agreement
     Exhibit E - Workletter

                                 OFFICE LEASE
                                 ------------

                           DENVER PLACE PLAZA TOWER
                               DENVER, COLORADO

     AGREEMENT OF LEASE made as of the 20th day of January, 1998 (hereinafter referred to as the "Lease") between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Landlord") and PRIME RESPONSE, INC., a Delaware corporation whose present address is 1065 East Hillsdale Boulevard, Suite 310, Foster City, California 94404 (hereinafter referred to as "Tenant").

                             W I T N E S S E T H:

     Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the premises (hereinafter referred to as the "Premises") containing approximately 8,264 square feet of rentable area and designated on the plan attached hereto as Exhibit "A" and further described as Suite 500 in the building known as Denver Place Plaza Tower (hereinafter referred to as the "Building") located at 1099 18th Street, Denver, Colorado, 80202, subject to the covenants, terms, provisions and conditions of this Lease. The Building, the land upon which it is situated, all surrounding improvements, any garage or other related improvements and all common areas appurtenant to, associated with or servicing the Building are hereinafter called the "Real Property" or the "Property".

     In consideration thereof, Landlord and Tenant covenant and agree as follows:

     1. Term. The term of this Lease (the "Term") shall commence on that date (the "Commencement Date") which is the later of (i) June 1, 1998 (the "Scheduled Commencement Date") and (ii) three (3) months from the date that portion of the Premises consisting of approximately 6,437 square feet of rentable area and depicted as Phase One (the "Phase One Premises") are Ready for Occupancy (hereinafter defined) and, unless sooner terminated as provided herein, shall end, absolutely and without the need for notice from either party to the other, on November 30, 2003 (the "Termination Date") subject to extension pursuant to the provision of Paragraph 30 below.

     2. Base Rent. Subject to adjustment as herein provided, the Base Rent to be paid hereunder shall be as follows:

          (a)  June 1, 1998 through May 31, 2000 (months 1 through 24):

               Phase One Premises $102,992.04 per annum/$8,582.67 per month Phase Two Premises $29,232.00 per annum/$2,436.00 per month
               TOTAL               $132,224.04 per annum/$11,018.67 per month

          (b)  June 1, 2000 through May 31, 2001 (months 25 through 36):

               Phase One Premises $109,428.36 per annum/$9,119.03 per month Phase Two Premises $31,059.00 per annum/$2,588.25 per month
               TOTAL               $140,487.36 per annum/$11,707.28 per month

          (c)  June 1, 2001 through November 30, 2003 (months 37 through 66):

               Phase One Premises $115,866.00 per annum/$9,655.50 per month Phase Two Premises $32,886.00 per annum/$2,740.50 per month
               TOTAL               $148,752.00 per annum/$12,396.00 per month

which shall be paid in advance on or before the first day of each calendar month during the Term, in equal monthly installments, provided, however, that Tenant shall pay the first full monthly installment at the time of execution of this Lease. If the Term commences other than on the first day of a month or ends other than on the last day of a month, the Base Rent for such month shall be prorated. The Base Rent for the portion of the month in which the Term commences shall be paid on the first day of the first full month of the Term.

     3.   Completion of Improvements.  INTENTIONALLY DELETED.

     4. Additional Rent. In addition to paying the Base Rent specified in Paragraph 2 hereof, Tenant shall pay as "additional rent", the amounts determined as hereinafter set forth in this Paragraph 4. The Base Rent and additional rent are sometimes herein collectively referred to as the "rent". All amounts due under this Lease as additional rent shall be payable in the sarne manner and at the same place as the Base Rent.

          (a)  Definitions.  As used in this Paragraph 4, the terms:
               -----------

               i. "Operating Expense Base Amount" shall mean $5.54 per rentable square foot per annum.

               ii. "Tax Base Amount" shall mean $1.11 per rentable square foot per annum.

               iii "Calendar Year" shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

               iv. "Tenant's Proportionate Share" shall mean [A] 1.25% during that portion of the Term that the Premises consists only of the Phase One Premises being the percentage calculated by dividing 6,437 square feet (being the rentable area of the Phase One Premises) by 512,995 square feet (being 95% of the rentable area of the office space in the Building) and [B] 1.611% during that portion of the Term that the Premises consists of the Phase One Premises and that portion of the Premises consisting of approximately 1,827 square feet of rentable area and depicted as the Phase Two Premises on Exhibit A hereto (the
                                                         ---------
          "Phase Two Premises") being the percentage calculated by dividing 8,264 square feet (being the rentable area of the Premises including the Phase One Premises and Phase Two Premises) by 512,995 square feet. The rentable area of the Premises has been calculated according to a method pursuant to which a portion of the common areas has been deemed included in the Premises.

               v. "Taxes" for any Calendar Year shall mean the Building's Proportionate Tax Share of all real estate taxes and assessments, special or otherwise, levied or assessed upon that parcel of land known as Lots 1 through 32 inclusive and adjacent vacated alley, block 95, East Denver Subdivision (the "Land") and/or the building during such Calendar Year; provided, however, that if Landlord subdivides the Land so that the Building is located on its own tax lot (i.e., there are no other buildings on such tax lot), then (1) such separate tax lot shall be referred to as the "Building Tax Lot", and (2) for each year that the Building Tax Lot is taxed separately from the remainder of the Land, the term "Taxes" shall mean all real estate taxes and assessments, special or otherwise, levied or assessed upon the Building Tax Lot and/or the Building during such Calendar Year. For purposes of this subparagraph "Buildings Proportionate Tax Share" for any Calendar Year shall mean the fraction the numerator of which is equal to the assessed valuation for the Building only for such Calendar Year and the denominator of which is equal to the sum of the assessed valuations for all buildings and improvements on the Land (including the Building) for such Calendar Year. Should the State of Colorado, or any political subdivision thereof, or any other governmental authority, impose a tax, assessment, charge or fee, which Landlord shall be required to pay, wholly or partially in substitution of any of the above Taxes, all such taxes, assessments fees or charges shall be deemed to constitute Taxes hereunder but shall be computed as if the Real Property and any other shared use real property referred to in this subparagraph was the only real property of Landlord. "Taxes" shall also include all fees and costs, including reasonable attorneys' fees, appraisals and consultants' fees, incurred by Landlord in seeking to obtain a reduction of, or a limit on, any increase in any Taxes (regardless of whether any reduction or limitation is obtained). In the event that the Real Property shall be for any taxes or assessments assessed under the same assessment as other real property, the amount of such taxes or assessment to be included within Taxes shall be such portion thereof as Landlord fairly and equitably shall deem attributable thereto. Notwithstanding anything in this paragraph to the contrary, Taxes shall specifically exclude inheritance taxes, gift taxes, transfer taxes, franchise taxes, excise taxes, income taxes, and profit taxes.

               vi. "Operating Expenses" shall mean all expenses, costs and disbursements (other than Taxes) of every kind and nature paid or incurred by or on behalf of Landlord in connection with the ownership, management, operation, maintenance and repair of the Property (and, as allocated by Landlord, those paid or incurred in connection with the ownership, operation, maintenance, management and repair of any garage or other improvements the use of which is shared by the Building and one or more other buildings) except the following:

                    [A]  Costs of alterations of any tenant's premises;

                    [B]  Principal or interest payments on loans secured by
               mortgages or trust deeds on the Real Property;

                    [C]  Costs of capital improvements, except that Operating
               Expenses shall include the costs as amortized over such number of years as Landlord may reasonably determine, with interest at the rate of 12% per annum on the unamortized amount, of any capital improvements which, (1) in Landlord's reasonable opinion, will have the effect of reducing any component cost included within Operating Expenses, (2) are made or installed to assure compliance with all governmental rules and regulations applicable from time to time, or (3) under generally applied real estate accounting practices may be expensed or treated as deferred expenses (and the amortization and interest so determined for each Calendar Year shall be included in Operating Expenses for that Calendar Year);

                    [D]  Leasing commissions for space in the Building;

                    [E]  Advertising and promotional expenses except the
               reasonable costs incurred (x) for distributing a newsletter to tenants and occupants of the Complex (as hereinafter defined),
               (y) for one (1) holiday party per calendar year that is held for all of the tenants and occupants of the Complex and (z) for one
               (1) health fair per calendar year that is held for all tenants and occupants of the Complex;

                    [F]  Expenses for correcting structural defects except that condition resulting from ordinary wear and tear shall not be deemed defects for purposes of this subparagraph;

                    [G] Costs and expenses incurred by Landlord in the enforcement of the terms of any other tenant lease;

                    [H]  Depreciation of the Building;

                    [I]  Costs for which Landlord receives reimbursement from
               others;

                    [J]  Any expense, other than property management fees,
               representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship (provided, however, that Tenant acknowledges that Operating Expenses for any calendar year may include a management fee equal to five percent (5%) of the gross revenue collected during such calendar year for the Building and the Parking Garage (as hereinafter defined), even though such fee may exceed the management fee which would be incurred on a fair market basis if Landlord and the managing agent were not affiliated); and

                    [K]  Property management fees in excess of the greater of
               (y) five percent (5%) of the gross revenue collected during any calendar year for the Building and the Parking Garage and (z) the then prevailing fair market management fees payable in the central business district of Denver, Colorado for first class office buildings similar in age and quality to the Building ("Comparable Buildings") under management contracts similar to the then current management contract for the Building.

          (b)  Expense Adjustment.
               ------------------

               (i) Tenant shall pay as additional rent for each Calendar Year, that amount ("Expense Adjustment Amount") which is Tenant's Proportionate Share of the amount by which the Operating Expenses incurred with respect to such Calendar Year exceed the Operating Expense Base Amount; provided, however, that in determining the amount of Operating Expenses for each Calendar Year, if less than 95% of the rentable office area of the Building shall have been occupied at any time during such Calendar Year, Operating Expenses shall be deemed for such Calendar Year to be in the amount reasonably determined by Landlord to be equal to that amount of like expenses which normally would be expected to be incurred had such occupancy been 95% throughout such Calendar Year.

               (ii) The Expense Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments, in advance on the first day of each calendar month during the course of such year, in amounts estimated from time to time by Landlord and communicated by written notice to Tenant. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with generally accepted accounting principles. Following the close of each Calendar Year, Landlord shall cause the amount of the Expense Adjustment Amount for such Calendar Year to be computed based on Operating Expenses for such Calendar Year, and Landlord shall deliver to Tenant a statement of such amount; thereupon Tenant shall pay any deficiency as shown by such statement to Landlord within 30 days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceed the actual Expense Adjustment Amount due from Tenant for such Calendar Year, then, at Landlord's option, such excess shall be either credited against payments next due hereunder or refunded by Landlord, provided Tenant is not then in default hereunder.

          (c)  Adjustment for Services Not Rendered.  If Landlord shall not be
               ------------------------------------
furnishing any particular work or service (the cost of which, if furnished by Landlord would be included in Operating Expenses) to a tenant who undertakes to itself perform or obtain such work or service in lieu of the furnishing thereof by Landlord, Operating Expenses shall be deemed for purposes of this Paragraph 4 to be increased by an amount equal to the additional Operating Expenses, as reasonably determined by Landlord, which would have been incurred during such period if Landlord had at its own expense furnished such work or service to such tenant.

          (d)  Tax Adjustment.  Tenant shall pay as additional rent for each
               --------------
Calendar Year that amount (the "Tax Adjustment Amount") which is Tenant's Proportionate Share of the amount by which the Taxes incurred with respect to such Calendar Year exceed the Tax Base Amount. The Tax Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments, in an amount estimated from time to time by Landlord and communicated by written notice to Tenant. Following the close of each Calendar Year, Landlord shall cause the amount of the Tax Adjustment Amount for such Calendar Year to be computed based on Taxes for such Calendar Year and Landlord shall deliver to Tenant a statement of such amount and Tenant shall pay any deficiency as shown by such statement to Landlord within 30 days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceeds the actual Tax Adjustment Amount due from Tenant for such Calendar Year, then, at Landlord's option such excess shall be either credited against payments next due hereunder or refunded by Landlord, provided Tenant is not then in default hereunder. The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the year in which such refund is received. In determining the amount of Taxes for any year, the amount of special assessments to be included shall be limited to the amount of the installment (plus any interest payable thereon) of such special assessment required to be paid during such year as if the Landlord had elected to have such special assessment paid over the maximum period of time permitted by law; if the authority to whom such assessment is to be paid shall not permit such assessment to be paid in installments, the amount of such assessment shall be treated as being amortized over such number of calendar years, beginning with the Calendar Year in which the assessment is payable, as Landlord shall reasonably determine, with interest at the rate of 15% per annum on the unamortized amount, and such amortization and interest for each Calendar Year shall be included in Taxes for that Calendar Year.

          (e)  Partial Year.  If only part of any Calendar Year shall fall
               ------------
within the Term, the amounts computed as additional rent, with respect to such Calendar Year under the foregoing provisions of this Paragraph 4 shall be prorated in proportion to the portion of such Calendar Year falling within the Term, but the expiration or termination of this Lease prior to the end of such Calendar Year shall not impair the Tenant's obligation hereunder to pay such prorated portion of such additional rent with respect to that portion of such year falling within the Term.

          (f)  Disputes.  Any statement furnished to Tenant by Landlord under
               --------
the provisions of this Paragraph 4 shall constitute a final determination as between Landlord and Tenant as to the rent set forth therein due from Tenant for the period represented thereby, unless Tenant, within 60 days after such statement is furnished, shall give a notice to Landlord that it disputes the correctness thereof, specifying in detail the basis for such assertion. Pending resolution of such dispute, Tenant shall pay all disputed amounts in accordance with the statement furnished by Landlord. Landlord agrees, upon prior written request during normal business hours to make available for Tenant's inspection and audit, at Landlord's offices, Landlord's books and records which are relevant to any items in dispute, provided Tenant has paid all amounts billed to Tenant on account of the Expense Adjustment Amount and the Tax Adjustment Amount and all installments thereof and all other rents and sums then and previously due under this Lease. If the audit of such records shows that as to such operating period, Landlord has overstated the amount of the Expense Adjustment Amount or Tax Adjustment Amount payable by Tenant, Landlord shall promptly credit to Tenant the amount of such overpayment(s). If Tenant's audit of the books and records shows that Landlord overstated the actual Operating Expenses and Taxes by an amount equal to 3% or more, then Landlord shall reimburse Tenant for all reasonable out-of-pocket costs incurred by Tenant in conducting the audit.

          (g)  Place of Payment.  Tenant shall, without any demand therefore and
               ----------------
without set-off, pay to DENVER-STELLAR ASSOCIATES LTD. PARTNERSHIP, A/R DEPARTMENT, DENVER, COLORADO 80256-0170, or to such other person and/or at such other place as Landlord may from time to time direct by notice given to Tenant, the Base Rent as well as all other sums which may become due by Tenant under this Lease. All such other sums shall be payable as additional rent.

          (h)  Tenant Taxes.
               ------------

               (i) Any provision hereof to the contrary notwithstanding, Tenant shall, upon demand from time to time, as additional rent, pay to Agent or, as Landlord may direct, to Landlord or to the tax collecting authority, the full amount of all taxes, levies, charges and assessments legally required or authorized to be collected by Landlord from Tenant or any subtenant or occupant of the Premises and all taxes, levies, charges and assessments required to be paid by Landlord
          (or imposed upon the Property) if not paid by or collected from Tenant or a subtenant or occupant of the Premises. Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against all loss, cost, liability and expenses (including counsel fees and costs of litigation) which Landlord may suffer, incur or be exposed to as a result of any assertion against Landlord of liability for any of the taxes referred to in this subparagraph (h), and from and against any penalties or interest relating thereto, which Tenant fails to pay pursuant hereto.

               (ii) Tenant shall timely pay when due all taxes, levies, charges and assessments which are required to be paid by Tenant with respect to Tenant's use or occupancy of the Premises or which are or could become a lien upon the personal property, trade fixtures, furniture or facilities of Tenant on the Premises. Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against all loss, cost, liability and expense (including, without limitation, counsel fees and costs of litigation) which Landlord may suffer or incur, or to which Landlord may be exposed, as a result of Tenant's failure to pay any of the foregoing.

               (iii) Within 15 days after Tenant's receipt of written request from Landlord or an authorized taxing entity having jurisdiction, Tenant shall deliver to Landlord official receipts for the payment of all taxes due with respect to the personal property, trade fixtures, furniture or facilities of Tenant on the Premises. In addition, within 15 days after written notice from Landlord to do so, Tenant shall deliver to Landlord official receipts for the payment of all other taxes, levies, charges and assessments within the scope of subparagraph (ii) above that were due and payable in the calendar year in which such notice is given and in the preceding calendar year. If Tenant shall fail to present any of the receipts referred to in this subparagraph within the times set forth herein, Landlord shall have the right to pay the amounts of the taxes which Landlord reasonably determines would have been covered thereby, together with the full interest and penalties chargeable thereon in accordance with law, and Landlord shall, upon demand, be entitled to reimbursement for all of such payments together with interest at the "Lease Interest Rate" (defined in Paragraph 21 hereof).

               (iv) Tenant shall cause all of the personal property, trade fixtures, furniture and facilities of Tenant on the Premises, and all alterations, additions and improvements made by Tenant to the Premises which for purposes of personal property taxes are treated as personal property (such as built-in cabinets, counters and partitions) to be assessed separately from Landlord's property, and, if they are not so separately assessed, Landlord shall be entitled to reimbursement, within 10 days after demand made from time to time, for any tax payable by Landlord which is attributable to any of such items taxable as personal property.

          (i)  Delay in Computation.  Delay in computation of the Expense
               --------------------
     Adjustment Amount or Tax Adjustment Amount shall not be deemed a default hereunder or a waiver of Landlord's right to collect any of such amounts.

     5. Use of Premises. Tenant shall use and occupy the Premises solely as a general business office for the purpose of developing computer software (including, but not limited to research, development and training) and any other legally permitted uses related thereto and for no other purpose.

     6. Condition of Premises. The Tenant's taking possession of the Premises or any portion thereof shall be conclusive evidence that the Premises or any such portion was in good order and satisfactory condition when the Tenant took possession. At the expiration or other termination of this Lease or of Tenant's right of possession, Tenant shall leave the Premises, and during the Term will keep the same, in good order and condition, ordinary wear and tear, damage by fire or other casualty (which fire or other casualty has not occurred through the negligence of Tenant or those claiming under Tenant or their employees or invitees respectively) alone excepted; and for that purpose, Tenant shall make all necessary repairs and replacements. Tenant shall give Landlord prompt notice of any damage to or accident upon the Premises and of any breakage or defects in the window glass, wiring or plumbing, heating, ventilating or cooling or electrical apparatus or systems on or serving the Premises. Tenant shall at the expiration or termination of this Lease or of Tenant's right of possession, also have had removed from the Premises all furniture, trade fixtures, office equipment and all other items of Tenant's property (including, without limitation, the items Tenant is required to remove pursuant to Paragraph 8(b) hereof) so that Landlord may again have and repossess the Premises. All such items not removed from the Premises at such expiration or termination, shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other party with an interest in such property and without any obligation to account therefore. Tenant shall pay Landlord all expenses incurred in connection with the disposition of such property, and if Landlord shall choose to store any such items, Landlord shall have no liability for the safekeeping thereof and such items may not be retrieved by Tenant or any other person except upon payment of such charges as may be imposed for the removal and storage. Tenant shall comply with all laws, rules, orders, ordinances and regulations at any time issued or in force by any lawful authority, applicable to Tenant or any other occupant of the Premises, or to the Premises, or to the use or occupancy of the Premises; provided, however, that Tenant shall not be required to make structural changes to the Building. Tenant shall, upon demand, pay to Landlord the amount of any damages suffered or incurred by Landlord as a result of any injury to any part of the Property other than the Premises, done by Tenant or any subtenant or any agent, employee, contractor or invitee of Tenant, including, without limitation, damage done by the bringing or removal of furniture and other property. Tenant shall forthwith repair all damage done to the Premises by installation or removal of furniture and property by Tenant or any subtenant or by any agent, employee, contractor or invitee of Tenant or of any subtenant or, if Landlord shall so request, pay to Landlord the cost of such repair. Tenant shall not do or commit, or suffer or permit to be done or committed, any act or thing as a result of which any policy of insurance of any kind on or in connection with the Property shall become void or suspended, or any insurance risk on or in connection with the Building or any other portion of the Property shall (in the opinion of the insurer or any insurance organization) be rendered more hazardous or require payment of a greater premium; without limitation of any other rights and remedies of Landlord, Tenant shall pay as additional rent the amount of any increase of premiums for such insurance, resulting from any breach of this provision. Tenant shall leave the Premises in a reasonably tidy condition on all days upon which janitorial services are to be provided by Landlord. Landlord shall, at Landlord's expense, replace any glass broken in the Premises windows in the exterior walls of the Building, unless such glass is broken by Tenant, its servants, employees, agents, invitees, licensees or contractors, in which case Tenant shall, upon demand, pay the cost of replacement by Landlord. Tenant shall replace and pay for any other glass broken in or about the Premises.

     7.   Services.

          (a)  List of Services.  Landlord shall provide the following services
               ----------------
on all days during the Term, except Sundays and holidays, unless otherwise stated:

               (i) Heating, ventilation and air conditioning (collectively "HVAC"), as deemed appropriate by Landlord (which shall be comparable with that provided in the Comparable Buildings), from Monday through Friday within the period from 6:00 a.m. to 6:00 p.m. and on Saturday within the period from 8:00 a.m. to 1:00 p.m., holidays excepted. Landlord shall furnish HVAC service to the Premises at other times upon written request of Tenant (which, at Tenant's election, may be delivered to Landlord by facsimile transmission at (303) (312-394 1), or such other number that Landlord notifies Tenant of from time to time during the Term, made no later than 3:00 p.m. on the business day on which after hours HVAC service is required or 3:00 p.m. on the next preceding business day for after hours HVAC service required on any non-business day. Tenant, within ten days after its receive of each bill therefore, will pay for all HVAC service requested and furnished at other times, at rates to be established from time to time by Landlord. At the time of the execution of this Lease the Tenant acknowledges that the charge for such after hours services is $65.00 per hour. Landlord shall not be responsible for the failure of the HVAC system to provide normal comfort if such failure results from occupancy of the Premises by more than an average of one person for each 200 square feet of floor area or if Tenant uses heat-producing equipment or equipment the electrical load of which, when combined with the load of all lighting fixtures, exceeds
          2.5 watts per square foot of floor area in any one room or area. Unless otherwise consented to by Landlord, window coverings shall be uniform in the Building and shall be closed when exterior office windows are exposed to the sun without regard to Tenant's specific use of the space or to the installation of any computers or data processing equipment. In addition, if the Premises are used in a manner exceeding the aforementioned occupancy and electric load criteria or if such window covering requirement shall not be observed or if heat-producing or controlled climate equipment is used, Tenant shall pay to Landlord, promptly upon billing, Landlord's additional costs of supplying air conditioning resulting from such causes, at such rates as Landlord shall establish therefore. If due to use of the Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to the arrangement of partitioning, or the use of heat-producing or controlled climate equipment, or the distribution system within the Premises, impairment of normal operation of the HVAC system in the Premises results, necessitating changes in HVAC distribution system within the Premises, such changes may be made by Landlord upon request by Tenant at Tenant's sole cost and expense, provided that they can be accommodated by Landlord's systems. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC system. After Landlord has balanced the air-conditioning system for Tenant, if Tenant installs partitions, equipment, or fixtures requiring re-balancing of the system, Landlord, at Tenant's request and at Tenant's expense (which shall be charged as additional rent payable upon demand) shall endeavor to do such re-balancing. Landlord shall not charge Tenant for the initial balancing of the HVAC system.

               (ii) Subject to subparagraph 7(b) hereof, electrical energy for standard building lighting fixtures provided by Landlord and for the operation of desk-top office equipment, provided that (A) the connected electrical load of such equipment does not exceed an average of 1.5 watts per square foot of the Premises and (B) the electricity so furnished for equipment uses will be at a nominal 120 volts and no electrical circuit for the supply of such use need have a current capacity exceeding 20 amperes. If Tenant's requirements for electricity are in excess of those set forth in the preceding sentence, and if, in Landlord's sole judgment, Landlord's facilities are inadequate for such additional requirements and if electrical energy for such additional requirements is available to Landlord, Landlord upon written request and at the sole cost and expense of Tenant, will furnish and install, or, at Landlord's sole discretion, permit Tenant to furnish and install, such additional wires, risers, conduits, feeders and switchboards as reasonably may be required to supply such additional requirements of Tenant provided (1) that the same shall be permitted by applicable laws and insurance regulations,
          (2) that, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building, (3) that, in Landlord's sole judgment, the same will not in any way diminish or adversely affect the electricity which Landlord deems should remain available for other tenants, and (4) that Tenant, at Tenant's expense, shall, concurrently with the making of such written request, execute and deliver to Landlord, Tenant's written undertaking, in form and substance satisfactory to Landlord, obligating Tenant to fully and promptly pay the entire cost and expense of so furnishing and installing any additional wires, risers, conduits, feeders and/or switchboards.

               (iii) Ordinary water from the regular Building outlets for drinking, lavatory and toilet purposes.

               (iv) Janitorial services Monday through Friday in and about the Premises (except holidays). If any material use made of the Premises after 6:00 p.m. shall by reason of work force scheduling or security, overtime, union rules or otherwise cause any increase in Landlord's cost for providing janitorial services, Tenant shall, as additional rent, pay all bills for reimbursement of Landlord for such increase attributable to Tenant's use of the Premises, within ten days after Tenant's receipt of such bill. All janitorial services shall be performed solely at Landlord's direction without interference from Tenant.

               (v)  Automatic passenger elevator service at all times.

               (vi) Freight elevator services subject to reasonable scheduling by Landlord.

          (b)  Billing for Electricity.
               -----------------------

               i. Landlord's Payment for Normal Service. Landlord shall provide electric service on a twenty-four (24) hour basis and pay for electric service as described in the first sentence of subparagraph 7(a)(ii) during the period from 6:00 a.m. to 6:00 p.m. from Monday through Friday, and during the period from 8:00 a.m. to 1:00 p.m. on Saturday, holidays excepted. In the event that Landlord, in Landlord's sole discretion, determines that Tenant's use of electricity exceeds the service to be provided under the first sentence of subparagraph 7(a)(ii) above or goes materially beyond the hours specified in this subparagraph 7(b)(i), Tenant shall pay, as additional rent, such amounts for such excess and/or other hours use as shall be required under subparagraph 7(b)(ii) and (iii) below.

               (ii) Measured Usage. In the event that Tenant's use of the Premises includes the use of computers or other electrical equipment or fixtures causing, in Landlord's reasonable determination, Tenant's use of electric service to exceed the service to be provided under the first sentence of subparagraph 7(a)(ii) above, or if there shall be at the Premises any other hours (i.e. outside the hours specified in subparagraph 7(b)(i)) use of electricity which Landlord believes may be material, Landlord shall install in the Premises or elsewhere, if Landlord shall so elect, or, if Tenant shall so request and if feasible in Landlord's reasonable judgment, one or more meters or other devices to measure the electricity used by such computers or other equipment or fixtures and/or such other hours use; and Tenant shall pay Landlord for such electricity within ten days after submission of each bill by Landlord therefore, at such rates as shall be from time to time determined by Landlord, provided that the rates charged by Landlord shall not exceed Landlord's cost (including, without limitation, taxes, fuel adjustment charges, and other like charges regularly passed on to customers by public utility companies and transformer costs) of supplying such electricity as determined by Landlord using reasonable accounting methods; and the cost of obtaining and installing such meters or other devices shall be paid by Tenant to Landlord within ten days after submission of each bill by Landlord to Tenant therefore.

               (iii) Estimated Usage. For any other hours use of electricity determined by Landlord to be material, and for any use of electricity which is determined by Landlord to be in excess of the service to be provided under the first sentence of subparagraph 7(a)(ii) above, and which is not actually measured, Tenant shall pay to Landlord, in monthly installments at the times prescribed for the monthly installments of the Base Rent, amounts, as reasonably estimated by Landlord from time to time, which Tenant would be required to pay for such excess and/or other hours electrical service if the same were actually measured as provided in subparagraph (b)(ii) above.

          (c) Interruption of Services.  Tenant agrees that Landlord shall not
              ------------------------
be liable for damages (by abatement of rent or otherwise, except for abatement of Base Rent specifically provided for under this Paragraph 7(c)) for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, renewals, or improvements, by any strike, lockout or other labor trouble, by inability to secure fuel, by governmental laws, regulations or orders by Landlord's compliance, in whole or in part with any government promulgated program (whether voluntary or mandatory), for conservation of energy by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of the Tenant's use and possession of the Premises or relieve the Tenant from paying rent or performing any of its obligations under this Lease. Landlord's obligation to furnish services shall also be further conditioned upon the availability of adequate energy sources from the public utility companies then servicing the downtown Denver area. Notwithstanding the foregoing provisions of this Paragraph 7(c), Base Rent shall be abated in the event of the disruption of services in accordance with the following provisions: (i) in the case of interruption of electrical power to the Premises resulting in a shutdown of Tenant's computers, antennas, telephones, or other office equipment, if such interruption continues for seven consecutive days and as a result Tenant is not using the Premises (or the affected portion), then the Base Rent for the Premises (or, if only a portion of the Premises is affected, prorated for such portion) shall be abated commencing on the first day following the seventh continuous day of such disruption until the service in question has been restored; (ii) in the case of the substantial failure of the water supply to the restroom or substantial failure of the HVAC system to the Premises or of any portion of the life safety system, and if such interruption continues for seven consecutive days without Landlord having provided reasonable substitute temporary services, and as a result Tenant is not using the Premises (or portion affected) then Base Rent for the Premises (or, if only a portion of the Premises is affected, for such portion) shall be abated commencing on the first day following the seventh consecutive day of such disruption until the service in question has been restored.

     8.   Alterations.

          (a) Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), make any alterations, improvements or additions to the Premises; provided, however, Tenant shall be permitted to replace carpeting and repaint walls within the Premises on the condition that Tenant notifies Landlord in writing not less than three (3) days prior to the commencement of such work and Tenant otherwise complies with the provisions of this Paragraph 8. If Landlord consents to any alterations, improvements or additions, it may impose such conditions with respect thereto as Landlord reasonably deems appropriate, including, without limitation, Landlord's approval of plans and specifications for the work (but Tenant shall not be entitled to rely upon such approval as evidencing that the plans and specifications are proper in any respect), use of Landlord's approved contractors to perform the work, insurance against liabilities which may arise out of such work, permits necessary for such work and as-built drawings upon completion of such work and the furnishing to Landlord of such security as is determined by Landlord to be appropriate for the proper completion of such work and its completion free of mechanics', materialmen's and similar liens or claims thereof. Landlord shall concurrently with the granting of a consent to Tenant under this Paragraph 8(a) notify Tenant of whether or not such alterations, improvements or additions are required to be removed by Tenant upon the expiration of this Lease and in the absence of the delivery of such notification it shall be presumed that Landlord has elected not to require the removal of such alterations, improvements or additions upon the expiration of this Lease. All work done by Tenant or its contractors shall be done in a first-class workmanlike manner, using only good grades of materials and without disturbing other tenants and shall comply with all insurance requirements and all applicable laws or ordinances and rules and regulations of governmental departments or agencies. Before proceeding with any such work, Tenant shall reimburse Landlord for Landlord's costs of Landlord's architects' review of Tenant's plans and specifications. Any work performed by or for Tenant shall be performed by competent workmen whose labor union affiliations are compatible with those of the workmen who may be employed in the Building by Landlord, its contractors or subcontractors, and Landlord shall have the right, at its option, to directly supervise the work, which supervision shall be for the protection of Landlord's interest only.

          (b) All alterations, additions or improvements made by Tenant and all fixtures attached to the Premises (other than Tenant's trade fixtures) shall become the property of Landlord and remain at the Premises or, at Landlord's option (as shall be indicated to Tenant at the time of the installation of such alterations, improvements or fixtures), any or all of the foregoing shall be removed at the cost of Tenant before the expiration or sooner termination of this Lease and in such event Tenant shall repair all damage to the Premises caused by the installation and/or removal thereof. Tenant shall not permit or suffer any signs advertisements or notices to be displayed, inscribed upon or affixed on any part of the outside or inside of the Premises, or in the Building, except on the entrance doors of the Premises, and then only of such size, color and style as Landlord may approve. Landlord shall have the right to remove unauthorized signs at Tenant's expense.

     9.   Liens.

          (a) Tenant shall not permit there to be filed against the Property or Landlord's interest therein or any part of either, and shall within ten days after Tenant has notice of the claim or lien, remove or have removed, any mechanics', or materialmen's or other lien, or claim thereof, filed by reason of work, labor, services or materials provided for or at the request of Tenant (other than work, labor, services or materials provided by the Landlord) or any subtenant or occupant or for any contractor or subcontractor employed by Tenant or any subtenant or occupant, and shall exonerate, protect, defend and hold free and harmless Landlord against and from any and all such claims or liens. Without limitation of the foregoing, if any such claim or lien be filed, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due in the claim or lien or by procuring the discharge of such lien or claim by deposit or by bonding proceedings. Any amount so paid by Landlord and all costs and expenses, including, without limitation, reasonable attorney's fees, in connection therewith, together with interest thereon at the Lease Interest Rate (hereinafter defined) from the respective dates of Landlord's making of the payments and incurring of the costs and expenses, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

          (b) At least ten days before the commencement of any work ordered by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and of the names and addresses of the persons supplying labor and materials for the proposed work so that Landlord may avail itself of the provisions of statutes such as C.R.S. (S)38-22-105(2). During any such work on the Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Leased Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by C.R.S. (S)38-22-105(2) or to take any action that Landlord may deem advisable to protect Landlord's interest in the Premises.

     10.  Insurance and Waiver of Subrogation.

          (a) Tenant, at its sole cost, shall maintain with responsible insurance companies acceptable to Landlord and qualified to do business in Colorado, general comprehensive public liability insurance against claims for personal injury (including death) and property damage, arising from occurrences in, on and about the Premises, with coverage on an occurrence basis in all cases of not less than a combined single limit of $3,000,000.00 per occurrence. Landlord shall be designated a named insured in the policies for such insurance, which shall contain endorsements providing that the naming of more than one insured shall not operate to limit or void the coverage of any named insured relating to claims by another named insured.

          (b) Tenant, at its sole cost, shall maintain with responsible insurance companies acceptable to Landlord and qualified to do business in Colorado, "All Risk" or equivalent insurance upon all personal property upon the Premises and all equipment, fixtures, additions, alterations and improvements and betterments installed by or for Tenant upon the Premises, including, without limitation, anything in the nature of a leasehold improvement, if an amount which is at least 80% of the full replacement cost thereof, which insurance shall name

     Landlord as a named insured and Landlord's mortgagees as mortgagees under a standard mortgagee clause. In the event of damage or destruction to any leasehold improvements, Tenant shall use the proceeds of such insurance to repair or restore such leasehold improvements. If this Lease shall be terminated pursuant to Paragraph 11(a) on account of damage by fire or other casualty to the Building or the Premises, Landlord shall be entitled to all of the insurance proceeds payable under the aforesaid insurance relating to the leasehold improvements and the Premises.

          (c) Tenant shall, prior to the commencement of the Term, and at least 30 days prior to the expiration date of each policy, furnish to Landlord certificates evidencing the coverage required hereinabove in this Paragraph and the renewal thereof, which certificates shall state that such insurance coverage may not be materially changed or cancelled without at least ten days prior written notice to Landlord and Landlord's mortgagee.

          (d) Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby release the other, its officers, directors, partners, agents and employees (and Tenant hereby also releases Agent, its partners, officers, directors, agents and employees), to the extent of the releasing party's coverage under its insurance policies, from any and all liability for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the negligence of the other party, its partners, officers, directors, agents or employees; provided, however, that this release shall be effective only with respect to occurrences occurring during such time as the appropriate policy of insurance of the party so releasing shall contain a clause to the effect that such release shall not affect the said policy or the right of the insured to recover thereunder.

     11.  Fire or Casualty.

          (a) If the Premises or the Building (including machinery or equipment used in the operation of the Building) shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or Building untenantable, then Landlord shall repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control. If any such damage renders all or a substantial portion of the Premises or Building untenantable, Landlord shall have the right to terminate this Lease (with appropriate prorations of rent being made for Tenant's possession subsequent to the date of such damage of those tenantable portions of the Premises) upon giving written notice to the Tenant at any time within 120 days after the date of such damage; and if such notice is given Landlord shall have no obligation to repair or restore. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of such repairs and restoration. Rent, however, shall abate on those portions of the Premise as are, from time to time, untenantable as a result of such damage.

          (b) Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Paragraph 11 to repair or restore any portion of any alterations, additions or improvements in the Premises or the decorations thereto except to the extent that such alterations, additions, improvements and decorations were provided by Landlord at the beginning of the Term.

          (c) Within 120 days after any casualty to the Premises or the Building, Landlord shall give written notice to Tenant of the determination by Landlord's architect of the reasonably estimated period for completion of repairs. If it is estimated such repairs will take longer than 180 days and such damage has been to the Premises or to a portion of the Building which materially interferes with Tenant's access to or use of the Premises, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within 15 days following receipt of Landlord's notice.

     12. Waiver of Claims - Indemnification. To the extent not prohibited by law, Landlord, Amerimar Realty Management Co.-Colorado (herein "Agent"), Agent and their respective officers, directors, partners, agents, servants and employees shall not be liable for, and it and they are hereby released by Tenant from all liability for, any damage either to person or property or resulting from the loss of use thereof or any other loss, or any death, sustained by Tenant or by other persons claiming through Tenant due to the Property or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in, on or about the Property or due to any act or neglect of any tenant or occupant of the Building or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person (whether Landlord, Agent or other) whose act or neglect was responsible for the damage and whether or not such act or neglect occurred before, at or after the execution of this Lease, and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property of Tenant upon the Premises, or upon loading docks, receiving and holding areas, or elsewhere in, on or about the Property, shall be at the risk of Tenant only, and that neither Landlord nor Agent, nor their partners, directors or officers, shall be liable for any loss or damage thereto or theft thereof, except to the extent caused by the gross negligence or willful misconduct of Landlord, Agent and/or their respective partners, directors, officers or employees. Without limitation of any other provisions hereof, Tenant agrees to defend, protect, indemnify and save harmless Landlord and Agent, and their respective partners, officers, directors and employees, from and against all liability to third parties arising out of the acts or omissions of Tenant or any subtenant or the servants, agents, employees, contractors, suppliers, workmen and invitees of Tenant or any subtenant.

     Except to the extent caused by the gross negligence or willful misconduct of Landlord, Agent and/or their respective partners, directors, officers or employees, Tenant agrees to indemnify and save harmless, and upon request, defend, Landlord, Agent, and their respective partners, directors, officers and employees (herein called "indemnitees") against and from any and all claims by or oil behalf of any person, arising out of or related to:

          (a) Tenant's use or occupancy of the Premises or the conduct of its business, or any activity, work, or thing, permitted or Suffered by Tenant, in, on or about the Premises or the Property;

          (b) any occurrence in, on or about the Premises;

          (c) any breach or default on Tenant's part in the performance or observance of, or compliance with, any term, covenant or condition on Tenant's part to be performed pursuant to the terms of this Lease; or

          (d) any act or negligence of Tenant or any subtenant, or any of their respective agents, contractors, servants, employees, invitees or licensees, whether or not the fault or negligence of Landlord, or of any other indemnitee or of the agents, contractors, servants, employees, invitees or licensees of Landlord or any indemnitee, (whether or not occurring before or after the execution of this Lease), contributed thereto or was the cause thereof, and from and against all costs, counsel fees, expenses, penalties, fines and liabilities which Landlord or any other indemnitee may suffer or incur in connection with any such claim and any action or proceeding brought with respect thereto. In the event that any action or proceeding shall be brought by reason of any such claim, against any party to be indemnified hereunder, Tenant covenants that Tenant, upon notice from such party and at Tenant's expense, shall resist and defend such action or proceeding by counsel reasonably satisfactory to such party.

     13. Nonwaiver. No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation for such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of moneys by Landlord or its agents from tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given

Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any rent due, and the payment and acceptance of payment of rent shall not waive or affect said notice, suit or judgment.

     14. Condemnation. In the event that the whole event that the whole of the Premises shall be lawfully condemned or taken for a public or quasi-public use, this Lease shall terminate as of the date that possession is to be surrendered to the condemnor or taking authority. In the event that there shall be a lawful condemnation or taking for any public or quasi-public use of any part of the Building, without there being condemned or taken all of the Premises, then, at the option of Landlord, exercisable by notice given to Tenant not later than 90 days after the date upon which Landlord receives notice of the taking or condemnation, this Lease shall terminate as of the date that possession of the Premises taken is required to be surrendered to the condemnor or taking authority. In the event of any such taking or condemnation of all or any part of the Premises or of all or any part of the Property, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of such taking or condemnation; and all rights of Tenant to damages therefore are hereby assigned by Tenant to Landlord and Tenant shall have no claim against Landlord or the condemner for the value of the unexpired term of this Lease. However, the foregoing provisions of this section shall not be construed to deprive Tenant of the right to claim and receive payment from the condemner or taking authority for moving and related expenses as long as such claim or the payment thereof does not reduce the award which Landlord would otherwise be entitled to receive. In the event of any such taking or condemnation of part of the Premises, the Base Rent, the Tax Adjustment and the Operating Expense Adjustment shall be proportionately reduced from the date that possession is required to be surrendered to the condemnor or taking authority.

     15.  Assignment and Subletting.

          (a) Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed in the case of an assignment or subletting), (i) assign, convey or mortgage this Lease or any interest hereunder except to an Affiliate (hereinafter defined) who is not a Prohibited Entity (hereinafter defined); (ii) suffer to occur or permit to exist any assignment of this Lease to an entity which is not an Affiliate ("Non-Affiliate"), or any lien upon Tenant's interest hereunder, whether voluntarily, involuntarily or by operation of law; (iii) sublet the Premises or any part thereof to a Non-Affiliate, (iv) permit the use of the Premises by any parties other than Tenant, its Affiliates and their respective employees. Any such action on the part of Tenant without Landlord's consent, shall be void and of no effect. Landlord's consent to any assignment, subletting or transfer or any assignment, subletting or transfer permitted in this Paragraph 15, or Landlord's election to accept any assignee, subtenant or transferee as the tenant hereunder and to collect rent from such assignee, subtenant or transferee shall not release Tenant or any subsequent tenant from any covenant or obligation under this Lease. Landlord's consent to any assignment, subletting or other act or occurrence requiring Landlord's consent shall not constitute a waiver of Landlord's right to withhold its consent to any future assignment, subletting or act or occurrence requiring Landlord's consent. Without limitation of the circumstances in which Landlord's withholding of consent to an assignment or subletting shall not be unreasonable, it shall not be unreasonable for Landlord to withhold its consent if the reputation, financial responsibility, or business of the proposed assignee or subtenant is unsatisfactory to Landlord, or if Landlord deems such business to be not consonant with that of other tenants in the Building, or if the intended use by the proposed assignee or subtenant conflicts with any commitment made by landlord to any other tenant in the Building, or if in Landlord's reasonable judgment the assignment or subletting will have financial consequences adverse to Landlord's interest, or if the proposed assignee or subtenant is a Prohibited Entity.

          (b) At least forty-five (45) days prior to any proposed subletting or assignment to a Non-Affiliate, Tenant shall submit to Landlord a statement seeking Landlord's consent and containing the name and address of the proposed subtenant or assignee, the terms of the proposed sublease or assignment (including, without limitation, the date upon which the assignee or subtenant is the take possession) and such financial and other information with respect to the proposed assignee or subtenant as Landlord reasonably may request. Landlord shall indicate its consent or non-consent within six (6) business days of its receipt of said statement. Tenant shall notify Landlord in writing of any subletting or assignment to an Affiliate, Tenant shall submit to Landlord a statement containing the name, address and affiliation of the proposed subtenant or assignee to the Tenant, the terms of the proposed sublease or assignment and financial and other information with respect to the proposed assignee or subtenant as Landlord may reasonably request.

          (c) Contemporaneously with any request or proposal by tenant to sublet or assign any part of this Lease, Tenant shall pay all costs, including reasonable attorneys' fees, incurred by Landlord or anticipated to be incurred by Landlord, in connection with Landlord's investigation of any financial or other information of the proposed assignee or subtenant all of such costs will in no event exceed $750. Landlord may require that all or a portion of the costs or anticipated costs be paid in advance by Tenant. The payment of such costs shall not obligate Landlord in any way to consent to any proposed assignment or subletting nor shall the amount of costs paid by Tenant be applied or used as a set-off to any amounts due or to become due by Tenant to Landlord.

          (d) In addition to withholding its consent, Landlord shall have the additional right, exercisable within such 30 day period, to terminate this Lease in its entirety (where Tenant seeks to assign this Lease or sublet the entire Premises to a Non-Affiliate) or as to that portion of the Premises which Tenant seeks to sublet (where Tenant seeks to sublet only a portion of the Premises to a Non-Affiliate for a term exceeding two (2) years at a time when the remaining Term of the Lease is three (3) years or more). Landlord may exercise such right to terminate by giving written notice to Tenant at any time prior to Landlord's written consent to such assignment or sublease. In the event that Landlord exercises such right to terminate, (i) the termination shall be effective as of such date as Landlord may specify in its notice which shall not be later than the later of [A] the proposed date for possession by such Non-Affiliate assignee or subtenant, or [B] ninety (90) days after the date of Landlord's notice of termination to Tenant and (ii) as of the effective date of such termination Tenant shall have no further liability under this Lease with respect to that portion of the Premises which is the subject of such termination:

          (e) If Landlord fails to exercise its termination right and its right to withhold its consent as set forth in the preceding subsections, Tenant shall pay to Landlord fifty percent (50%) of all profit derived by Tenant from the assignment or sublease ("Sublease Profit"). The Tenant shall not be required to pay any Sublease Profit derived by Tenant from an assignment or sublease with an Affiliate. In determining Sublease Profit the Tenant shall only be permitted to deduct (i) leasing commissions and brokerage fees paid by Tenant and (ii) any other reasonable out-of-pocket costs paid by Tenant and which are directly attributable to such assignment or sublease. Whenever requested by Landlord, Tenant shall furnish Landlord with a statement, certified by an authorized officer of Tenant as true, correct and complete, setting forth in detail the computation of profit (which computation shall be based upon generally accepted accounting principles), and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and to make copies thereof. Any rent in excess of that paid by Tenant hereunder realized by reason of such assignment or sublease less the costs described above shall be deemed all item of such profit. Such percentage of Tenant's profits shall be paid to Landlord promptly by Tenant upon Tenant's receipt from time to time of periodic payments from such assignee or subtenant or at such other earlier time as Tenant shall realize its profits from such assignment or sublease.

          (f) Landlord and Tenant further agree that Tenant shall not publish or otherwise disseminate any written advertising material in connection with any proposed assignment or sublease of all or any portion for the Premises (the "Advertising") without Landlord's prior written approval for the same, which approval shall not unreasonably withheld; provided, however, that no Advertising shall contain any reference to the price to be charged in connection with any proposed assignment or sublease.

          (g) For the purposes of this Lease, the following terms shall have the following meanings:

               (i) "Affiliate" shall mean [A] any person or entity which, directly or indirectly, controls Tenant or is controlled by Tenant or is under common control with Tenant, [B] any successor to Tenant by merger, consolidation or other operation of law, [C] any person or entity to whom all or substantially all of the assets of Tenant are conveyed or [D] any person or entity purchasing the business which Tenant conducts at the Premises.

               (ii) "Prohibited Entity", unless otherwise agreed in writing by Landlord, shall mean [A] a governmental or a governmental subdivision, instrumentality or agency, [B] a school, college or university, [C] an employment, recruitment or temporary help service or agency, [D] a collection agency, [E] any entity or an affiliate thereof which has previously defaulted in the performance of its obligations under a lease concerning any portion of the Building or any building located within the Denver Place complex known and numbered as 999 - 18th Street, Denver, Colorado 80202 (collectively the "Complex"), or [F] any person, entity or affiliate of Landlord, is either currently negotiating or, within the six month period preceding Tenant's request for the assignment or sublease, with whom Landlord, or any affiliate of Landlord, has negotiated to lease space in the Complex. An insurance agency (other than Alexander & Alexander, Inc.) shall be deemed to be a Prohibited Entity if such insurance agency (x) subleases or occupies any floor of the Building leased to or occupied by Alexander & Alexander Inc., (y) subleases or occupies any portion of the 29th through 31st floors of the Building or (z) subleases or occupies more than 12,000 square feet of rentable area in the Building.

     16. Holdover. If the Tenant or any person claiming through the Tenant shall retain possession of the Premises or any part thereof after the expiration or earlier termination of the Term and if Landlord shall consent to such continuation of possession, such possession shall be (unless the parties hereto shall otherwise have agreed in writing) deemed to be under a month-to-month tenancy which shall continue until either party shall notify the other in writing, at least 30 days prior to the end of any calendar month, that the party giving such notice elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate. Anything contained in the foregoing provisions of this paragraph to the contrary notwithstanding, the rental payable with respect to each such monthly period shall be 150% of the monthly Base Rent and 150% of the monthly Tax Adjustment Amount and of the monthly Expense Adjustment Amount (both calculated in accordance with the provisions of Paragraph 4 hereof) which would have been payable had this Lease been renewed until the end of the calendar year which includes such month on the terms and conditions in effect immediately prior to the expiration or termination of the Term for the first three (3) months of Tenant's holdover and 150% of the monthly Base Rent and 200% of the monthly Tax Adjustment Amount and of the monthly Expense Adjustment Amount (both calculated in accordance with the provisions of Paragraph 4 hereof) which would have been payable had this Lease been renewed until the end of the calendar year which includes each month on the terms and conditions in effect immediately prior to the expiration or termination of the Term for any period after the first three (3) months of Tenant's holdover; and such month-to-month tenancy with Landlord's consent shall be upon the same terms and subject to the same conditions as those which are set forth in this Lease except as aforesaid. If Tenant or any person claiming through Tenant shall retain possession of the Premises or any part thereof, after the expiration or earlier termination of the term or of Tenant's right of possession, and if such retention shall be without Landlord's consent, Tenant shall pay Landlord (a) for each month or portion thereof during which such possession continues, an amount equal to the rental to be paid for each month pursuant to the foregoing provisions of this Paragraph when such possession is with Landlord's consent, plus all other sums which would have been payable hereunder had the term continued during such retention of possession and (b) all other damages sustained by Landlord, whether direct or consequential, by reason of such retention of possession. During any such retention of possession without Landlord's consent, all of Tenant's obligations with respect to the use, occupancy and maintenance of the Premises shall continue. The provisions of this paragraph shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law or in equity and applicable to unlawful retention of possession or otherwise.

     17. Estoppel Certificate. Tenant shall from time to time, within ten days after Tenant's receipt of Landlord's written request therefore, execute, acknowledge and deliver to Landlord a written instrument in recordable form (a) certifying (i) that this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended, and stating such modifications, supplements and amendments) and that this Lease (as modified, supplemented or amended, as aforesaid) represents the entire agreement among Landlord and Tenant as to the Premises and the leasehold, (ii) the dates to which the Base Rent, additional rent and other charges arising hereunder have been paid, (iii) the amount of any prepaid rents or credits due to Tenant, if any; and (iv) that if applicable, Tenant has entered into occupancy of the Premises; and (b) stating, to the best knowledge of Tenant, whether or not all conditions under the Lease to be performed by Landlord prior to the date of such certificate have been satisfied and whether or not Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and specifying, if any, each such unsatisfied condition and each such default; and (c) stating any other fact or certifying any other condition reasonably requested by Landlord or by any mortgagee or prospective mortgagee or purchaser of the Property or of any interest therein.

     18.  Subordination.

          (a) This Lease shall be subject and subordinate at all times to the lien of any mortgage or deed of trust, heretofore or hereafter placed by Landlord on the Property or any part thereof and of all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a "mortgage"), all automatically and without the necessity of any further act on the part of Tenant to effectuate such subordination. Tenant shall, at the request of the holder of any such mortgage, upon foreclosure thereof attorn to such holder. Tenant shall also execute, acknowledge and deliver, within 15 days after Tenant's receipt of demand from Landlord or such holder, such other instrument or instruments evidencing such subordination of Tenant's right, title and interest under this Lease to the lien of any such mortgage, and such other instrument or instruments of attornment, as shall be desired by such holder. Notwithstanding the foregoing provisions of this Paragraph 18(a) as a condition precedent to Tenant's attornment and subordination to the lien of any mortgage or deed of trust hereafter placed by Landlord on the Property or any portion thereof, provided the Premises then consist of a rentable area of not less than 10,000 square feet, the holder of any such mortgage or deed of trust shall agree in writing not to disturb Tenant's rights under this Lease provided Tenant is not in default in the performance of its obligations hereunder. In the event the Premises consist of a rentable area of less than 10,000 square feet at the time of a request for subordination to the lien of any mortgage or deed of trust hereafter placed by Landlord on the Property or any portion thereof, Landlord agrees to use reasonable efforts to obtain such holder's agreement not to disturb Tenant's rights under this Lease provided Tenant is not in default in the performance of its obligations hereunder on the condition that Tenant shall be solely responsible for all fees, costs and expenses charged by such holder(s) for the preparation and negotiation of the terms and conditions of the nondisturbance.

          (b) Anything contained in the foregoing provisions of this Paragraph to the contrary notwithstanding, any such holder may at any time subordinate its mortgage to this Lease, without the necessity of obtaining Tenant's consent, by giving notice of the same in writing to Tenant, and thereupon this Lease shall be deemed to be prior to such mortgage without regard to their respective dates or execution, delivery or recordation and/or the date of commencement of Tenant's possession, and in that event such holder shall have the same rights with respect to this Lease as though this Lease shall have been executed, delivered and recorded prior to the execution and delivery of such mortgage.

          (c) If Landlord is or becomes lessee of premises of which the Premises are a part, Tenant agrees that, automatically and without the necessity of any further act, Tenant's possession shall be as a subtenant and shall be subordinate to the interest of Landlord's lessor, its heirs, personal representatives, successors and assigns (which lessor, its heirs, personal representatives, successors and assigns, or any of them, is hereinafter called "Paramount Lessor"), but notwithstanding the foregoing, if Landlord's tenancy shall terminate by expiration, by forfeiture or otherwise, then Tenant hereby agrees, upon request of Paramount Lessor, to attorn to Paramount Lessor, and to recognize such lessor as Tenant's landlord for the balance of the term of this lease and any extensions or renewals hereof. Tenant shall execute, acknowledge and deliver, upon demand by Landlord or Paramount Lessor, such other instrument or instruments evidencing such subordination of Tenant's right, title and interest under this Lease to the interest of such lessor, and such other instrument or instruments of attornment, as shall be prescribed by such lessor.

     19. Certain Rights Reserved By Landlord. Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:

          (a) to change the Building's name or street address;

          (b) to install, affix and maintain any and all signs on the exterior and on the interior of the Building;

          (c) to decorate or to make changes, repairs, alterations, additions, or improvements, whether structural or otherwise (including alterations in the configuration of, and elimination of, any common areas), in and about the Building and Property or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of any of said work, to temporarily close doors, entry ways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities; but Landlord shall endeavor to perform any such work in or about the Premises so as to cause the minimum inconvenience to Tenant practicable under the circumstances;

          (d) to designate and approve all window coverings used in the Building;

          (e) to approve, disapprove or restrict the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord. Tenant's movements of property into or out of the Building or Premises and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or Premises;

          (f) to establish controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building after normal office hours;

          (g) to regulate delivery and service of supplies in order to insure the cleanliness and security of the Premises and to avoid congestion of the loading docks, receiving areas and freight elevators;

          (h) to show the Premises to prospective tenants at reasonable hours upon reasonable prior oral notice to Tenant during the last twelve months of the Term and, if vacated or abandoned, to show the Premises at any time and to prepare the Premises for re-occupancy;

          (i) to erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises at reasonable locations, provided Landlord takes reasonable efforts to minimize the interference with Tenant's use and enjoyment of the Premises; and

          (j) to enter the Premises at any reasonable time upon reasonable prior oral notice (except in an emergency when no notice shall be required) to inspect the Premises.

     20. Rules and Regulations. Tenant shall, and shall cause all of its subtenants and occupants, its and their agents, employees, invitees and licensees to, observe faithfully, and comply strictly with, the rules and regulations attached to this Lease as Exhibit "B", as they may be supplemented and revised by Landlord from time to time, and such other rules and regulations promulgated from time to time by Landlord, as in the Landlord's judgment may be desirable for the safety, care and cleanliness of the Building and the Premises, or for the preservation of good order therein. Landlord shall not be liable to Tenant for violation of such rules and regulations by, or for Landlord's failure to enforce the same against, any other tenant, its subtenants and occupants and its and their agents, employees, invitees or licensees, nor shall any such violation or failure constitute, or be treated as contributing to, an eviction, actual or constructive, or affect Tenant's covenants and obligations hereunder, or allow Tenant to reduce, abate or offset the payment of any rent under this Lease.

     21.  Remedies.

          (a) If default shall be made in the payment of any rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant and such default shall continue for ten days, or if default shall be made in the observance or performance of any of the other agreements, covenants or conditions in this Lease (or in any other agreement between Landlord and Tenant) which Tenant is required to observe and perform and such default shall continue for fifteen (15) days after written notice to Tenant unless such default is not reasonably capable of being cured within such fifteen (15) day period, in which event there shall be a default if Tenant fails to commence such cure within fifteen (15) days or thereafter fails to diligently pursue such cure to completion which shall in no event exceed sixty (60) days, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or

          (b) if Tenant becomes the subject of commencement of an involuntary case under the federal bankruptcy law as now or hereafter constituted, or there is filed a petition against Tenant seeking reorganization, arrangement, adjustment or composition of or in respect of Tenant under the federal bankruptcy law as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any substantial part of its property, or seeking the winding-up or liquidation of its affairs and such involuntary case or petition is not dismissed within 60 days after the filing thereof, or if Tenant commences a voluntary case or institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, under the Federal bankruptcy laws as now or hereafter constituted, or any other applicable Federal or state bankruptcy or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or of any substantial part of its property, or makes any assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or fails to generally pay its debts as they become due or if Tenant or its stockholders or board of directors or any committee thereof takes any corporate action in contemplation, preparation or furtherance of or for any of the occurrences, steps, procedures, proceedings or other items mentioned in this Paragraph 21(b) or

          (c) if Tenant shall vacate and abandon the Premises for a period of seven consecutive days during the Term, Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

               (i) At the option of Landlord, the whole balance of rent, charges and all other sums payable hereunder, whether or not payable as rent, for the entire balance of the Term, and any renewal or extension thereof, herein reserved or agreed to be paid by Tenant, or any part of such rent, charges and other sums, and also all or any costs and sheriffs, marshall's, constable's or other official's fees and charges, whether chargeable to Landlord or Tenant, shall be taken to be due and payable from Tenant and in arrears as if by the terms of this Lease said balance of rent, charges and other sums and expenses were on that date payable in advance; and/or

               (ii) Landlord, by giving written notice to Tenant, may terminate this Lease and the Term, in which event Landlord may immediately repossess the premises by legal proceedings, force or otherwise; and/or

               (iii) Landlord, by giving written notice to Tenant, may terminate Tenant's right of possession and may immediately repossess the Premises by legal proceedings, force or otherwise, without terminating this Lease.

               (iv) After reentry, retaking, repossessing or recovering of the Premises, whether or not Landlord has terminated this Lease, Landlord may, but shall be under no obligation to, relet the same or any portion thereof for such rent and upon such terms as shall be deemed advisable by Landlord; and whether or not the Premises are relet, Tenant shall be liable for any loss of rent for such period as would be the balance of the term of this Lease and any renewals thereof plus the costs and expenses of reentry, retaking, repossession and recovering, and of reletting and of redecorating, remodeling and making repairs and alterations to the Premises for the purpose of reletting, the amount of such liability to be computed monthly and paid by Tenant to Landlord at the end of each month. Landlord shall in no event have any duty to relet the Premises, nor shall any damages or other sums to be paid by Tenant to Landlord be reduced by any failure to relet the Premises or failure to collect the rent from any reletting. Tenant shall not be entitled to any rents received by Landlord in excess of the rents provided for in this Lease. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Paragraph 21 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. If Landlord relets the Premises, such reletting shall not be considered a termination of this Lease unless Landlord has given Tenant a notice wherein Landlord expressly states that this Lease is terminated.

               (v) If Landlord shall terminate this Lease as provided in subparagraph (b) above, Landlord, at its option, shall be entitled to recover as damages the excess, if any, at the time of such termination, of the amount of the Base Rent payable under this lease for the balance of the term of this Lease (including, any extension options which have been exercised) over the then fair rental value of the Premises for the same period, plus all costs and expenses of Landlord caused by Tenant's default, including, but not limited to, reasonable attorney's fees.

               (vi) If any payment of rent or any other sum, or any part of any such payment to be made by Tenant under the terms of this Lease shall become overdue for a period in excess of five days Tenant shall pay to Landlord (x) a "late charge" of $.05 for each dollar so overdue, for the purpose of defraying the expense incident to handling such overdue or delinquent payment, and (y) interest on the overdue amount at the Least Interest Rate (defined below) from the date when such payment was due until the date paid, but in no event more than the amount or rate which is the maximum amount or rate Landlord may lawfully charge in respect of Tenant in such circumstances under applicable law. The "Lease Interest Rate" shall mean the greater of 18% per annum or such variable rate which is from time to time equal to 3% above the prime rate as stated by Colorado National Bank, Denver, Colorado or its successor, or, in the absence of there being a successor to Colorado National Bank, by such other bank having an office in the City of Denver, as Landlord may from time to time select. Nothing herein shall be construed as waiving any rights of Landlord arising out of any default of Tenant by reason of Landlord's accepting any such late charge or interest; the right to collect a late charge and interest is separate and apart from any other rights or remedies of Landlord after default by Tenant.

               (vii) Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations hereunder, Landlord may (but shall not be obligated to), in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys' fees and other legal expenses, together with interest at the Lease Interest Rate from the dates of Landlord's incurring of costs or expenses.

               (viii) All remedies available to Landlord hereunder and otherwise available at law or in equity shall be cumulative and concurrent. No termination of this Lease nor taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for rent, for charges, or for damages for the breach of any term, covenant or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of term, covenant or condition, nor the resort to any other remedy or right for the recovery of rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. The failure of Landlord to insist upon strict and/or prompt performance of the terms, agreements, covenants and conditions of this Lease or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Landlord's right to thereafter enforce the same strictly according to the tenor thereof in the event of a continuing or subsequent default.

               (ix) Notwithstanding anything in this Paragraph 21 or any other provision of this Lease to the contrary, this Lease shall not be terminated by service upon Tenant of a notice from Landlord demanding payment of rent or possession of the Premises following default by Tenant, or by any action of Tenant to vacate the Premises following receipt of such a notice, unless the notice served by Landlord includes a statement expressly terminating this Lease. Further, Landlord reserves the right to receive payment of all unaccrued rent for the balance of the Term originally contemplated under Paragraph 1 of this Lease (and any extensions or renewals thereof to which Tenant shall have become bound) following service of such a notice for payment or possession, or a notice terminating this Lease for Tenant's default.

     22. Expenses of Enforcement. Tenant shall pay upon demand all Landlord's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord, incurred by Landlord, whether or not suit is brought, in enforcing Tenant's obligations hereunder or in collecting any amounts due from Tenant or any subtenant or assignee hereof or in enforcing any provision of this Lease or in any litigation, negotiation or transaction in which Tenant causes Landlord without the Landlord's fault to become involved or concerned or in reletting the Premises or any portion thereof after default by Tenant. Landlord and Tenant further agree that in the event any legal action or proceeding is commenced to enforce the obligations set forth in this Lease, the prevailing party shall be entitled to an award of all reasonable costs and expenses including, but not limited to, reasonable attorneys' fees.

     23. Covenant of Quiet Enjoyment. Landlord covenants that Tenant, on paying the rent, charges for services and other payments herein reserved or required and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of the Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises free from interference by Landlord or any person claiming by, from or under Landlord, subject, however, to the terms, covenants, conditions, provisions and agreements hereof.

     24. Security Deposit. Upon the execution of this Lease, Tenant shall deposit with Landlord the sum of $11,018.67 (hereinafter referred to as "Collateral"), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. No interest shall be paid to Tenant on the Collateral and Landlord may commingle the collateral with any other funds of Landlord.

     If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Collateral for the payment of
(a) any rent or other sums of money which Tenant may not have paid when due, (b) any sum expended by Landlord on Tenant's behalf in accordance with the provisions of this Lease, and/or (c) any damages which Landlord may sustain or sums which Landlord may expend or be required to expend by reason of Tenant's default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in Paragraph 21. The use, application or retention of the Collateral, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Collateral) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Collateral is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten days after the written demand therefore is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Collateral to its original amount.

     If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Collateral, or any balance thereof, shall be returned to Tenant without interest within 30 days after the expiration of the Term or within 30 days after the date Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Collateral, or of the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Collateral. In such event, upon the return of the Collateral, or the remaining balance thereof to the original Tenant, Landlord shall be completely relieved of liability under this Paragraph 24 or otherwise with respect to the Collateral.

     Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Property and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Collateral to the transferee or mortgagee. Upon written acknowledgment of transferee's or mortgagee's receipt of such Collateral, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Collateral and Tenant shall look solely to such transferee or mortgagee for the return of the Collateral.

     The Collateral shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant.

     25.  Real Estate Broker.  Landlord and Tenant acknowledge and agree that:
(i) Landlord has been represented in connection with this Lease by the Agent as Landlord's agent and by Garth R. D. Tait, Broker, Ltd. ("Tait") as Landlord's subagent, and (ii) Tenant has been represented in connection with this Lease by Liberty Partners Inc. (Bruce Johnson and Alex Hammerstein) ("Liberty Partners") as Tenant's agent. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims, for a commission or other compensation in connection with this Lease, made by any broker or finder (other than Agent, Tait and Liberty Partners) who claim to have dealt with or communicated to Tenant in connection with this Lease provided that Landlord has not in fact retained such broker or finder. Landlord agrees to pay Agent, Tait and Liberty Partners pursuant to the terms of separate agreements, for their services rendered in connection with this Lease, and agrees to indemnify, defend and hold Tenant harmless from and against any claims, for a commission or other compensation in connection with this Lease, made by any broker or finder who claim to have dealt with or communicated to Landlord in connection with this Lease provided that Tenant has not in fact retained such broker or finder.

     26.  Miscellaneous.

          (a) Rights Cumulative.  All rights and remedies of Landlord under this
              -----------------
Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law, in equity or otherwise.

          (b) Captions and Usage.  The titles appearing in connection with the
              ------------------
various sections and paragraphs of this lease are for convenience only; they are not intended to indicate all of the subject matter in the text and they are not to be used in interpreting this Lease nor for any other purpose in the event of any controversy. As used herein (i) the term "person" shall be deemed to include a natural person, a trustee, a corporation, a partnership, a governmental unit and any other form of legal entity; (ii) all usages in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well; the use of any gender includes all genders.

          (c) Binding Effect.  Each of the provisions of this Lease shall extend
              --------------
to and shall, as the case may require, bind or inure to the benefit not only of the Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Paragraph 15 hereof.

          (d) Lease Contains All Terms.  There are no promises, representations,
              ------------------------
warranties or undertakings by, or binding upon, Landlord with respect to the Building, the Premises or the Real Property, including, but not limited to, any with regard to alteration, remodeling, redecorating or installation of equipment or fixtures in the Premises, except those, if any, that are expressly set forth in this Lease. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord unless in writing signed by Landlord or by a duly authorized agent of Landlord empowered by a written authority signed by Landlord.

          (e) Submission of Lease.  Submission of this Lease by Landlord for
              -------------------
execution by Tenant, or Tenant's execution hereof without Landlord's prior or simultaneous execution, shall not bind Landlord in any manner, and no binding Lease or obligation of the Landlord shall arise until Lease is signed by both Landlord and Tenant and delivery is made to each.

          (f) No Air Rights.  No rights to any view or to light or air over any
              -------------
property whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

          (g) Modification of Lease.  If any lender requires, as a condition to
              ---------------------
its lending funds, the repayment of which is to be secured by a mortgage or trust deed on the Property or any part thereof, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise change materially the rights or obligations of Tenant hereunder, Tenant shall, upon Landlord's request, execute appropriate instruments effecting such modifications.

          (h) Substitution of Other Premises.
              ------------------------------

              (i) In the event Tenant exercises the Renewal Option (hereinafter defined) and Tenant occupies less than all the rentable area located on the fifth (5th) floor of the Building, Landlord shall have the right during the Renewal Term to substitute for the premises then being leased or to be leased hereunder (the "Existing Premises") other premises within the Building (herein referred to as the "New Premises") provided that the New Premises shall be of at least substantially the same size and shall either have substantially the same perimeter configuration or a perimeter configuration substantially as usable for the purposes for which the Existing premises were being used by tenant.

               (ii) Tenant shall vacate and surrender the Existing Premises not later than the later of the 30th day after the date that Landlord shall notify Tenant of Landlord's intent to make the substitution in question or the 15th day after landlord shall have substantially completed the work to be done by Landlord in the New Premises pursuant to this subparagraph (ii). As of the sooner of such 15th day or the date of such surrender and vacation, the New Premises shall be the Premises leased under this Lease and the Existing Premises shall cease to be the Premises leased under this Lease. Landlord shall (A) pay the actual and reasonable out-of-pocket expenses of Tenant's moving of its property from the Existing Premises to the New Premises, including but not limited to, Tenant fixtures, furniture, filing systems, movable partitions, modules, computer and telephone cabling, and equipment, (B) pay the cost and expense of reprinting reasonable quantities of stationery, business cards, advertising and promotional materials, and (C) shall improve the New Premises so that they are substantially similar to the Existing Premises and promptly reimburse Tenant for its actual and reasonable out-of-pocket costs in connection with the relocation of any telephone or other communications equipment from the Existing Premises to the New Premises. However, instead of only paying the expenses of Tenant's moving of its property, Landlord may elect to either move Tenant's property or provide personnel to do so under Tenant's direction, in which event such move may not be made except during evenings, weekends or holidays, so as to incur the least inconvenience to Tenant.

               (iv) Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant's business, nor to any abatement or reduction in rent, nor shall Tenant's obligations under this Lease be otherwise affected, as a result of the substitution except as otherwise provided in this subparagraph (h). Tenant agrees to cooperate with Landlord so as to facilitate the prompt completion by Landlord of, its obligations under this subparagraph (h). Without limiting the generality of the preceding sentence, Tenant agrees to provide to Landlord promptly such approvals, instructions, plans, specifications or other information, as may be reasonably requested by Landlord.

          (i)  Transfer of Landlord's Interest.  Notwithstanding anything
               -------------------------------
contained herein to the contrary, Tenant agrees that neither Landlord nor any partner in Landlord, nor any other person having any interest, direct or indirect, immediate or more removed than immediate, in Landlord, shall have any personal liability with respect to any of the provisions of this Lease and Tenant shall look solely to the estate and property of Landlord in the Property for the satisfaction of Tenant's remedies, including without limitation, the collection of any judgment or the enforcement of other judicial process requiring the payment or expenditure of money by Landlord, subject, however, to the prior rights of any holder of any mortgage covering all or part of the Property, and no other assets of Landlord or its partners, or of any other aforesaid person having an interest in Landlord, shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claims. Without limitation of the foregoing, upon each transfer of the Building and the Landlord's interest in this Lease, the transferor shall automatically be released from all liability and obligations under this Lease.

          (j)  Recording; Short Form Memo. This Lease shall not be recorded by
               --------------------------
Tenant. If it is recorded by Tenant, Landlord shall have the right to terminate this Lease as of the date of recording or thereafter and Landlord shall have all rights and remedies provided in the case of default by Tenant hereunder. If requested by Landlord, Tenant shall execute, in recordable form, a short form memorandum of lease that may, at Landlord's option, be placed of record. In addition, if requested by Landlord, Tenant shall execute a memorandum of lease to be filed with the Colorado Department of Revenue, on such form as may be prescribed by said Department, within ten days after the execution of this Lease, or any other such memorandum, so that the Landlord may avail itself of the provision of statutes such as C.R.S. 1973 39-22-604(7)(c).

          (k) Covenants and Conditions.  All of the covenants of Tenant
              ------------------------
hereunder shall be deemed and construed to also be "conditions", if Landlord so elects, as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance. Tenant's covenants to pay rent are independent of any other covenant, agreement, term or condition of this Lease.

          (l)  Application of Payments.  Landlord shall have the right to apply
               -----------------------
payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord in its sole discretion, may elect.

          (m)  Security Interest and Tenant's Deposit.
               --------------------------------------

               (i) As security for the payment of all rent and other sums becoming due under this Lease and the performance of all of Tenant's obligations under this Lease, Tenant hereby grants to Landlord a security interest in all improvements, equipment and other personal property of Tenant situated on or in the Premises excluding computer software and Tenant's business records. Such security interest shall at all times be subordinate to (i) any currently existing or future purchase money finance relating to such improvements, equipment and other personal property and (ii) any currently existing or future security interest granted for the benefit of any lender providing financing to the Tenant or other entity with an ownership interest in the equipment. Tenant within 15 days after request therefore made from time to time by Landlord shall execute such documents as Landlord may reasonably request in order to evidence and perfect Landlord's security interest; provided, however, Landlord agrees that no financing statement shall be filed if prohibited by the holder of a permitted prior security interest. If Tenant is in default under this Lease, such improvements, equipment and other personal property shall not be removed from the Premises without the prior written consent of Landlord. Upon any default by Tenant under this Lease, Landlord may exercise any and all rights of a secured party under the Colorado Uniform Commercial Code.

               (ii) Tenant represents that from the expiration of the third month of the Term of this Lease throughout the Term of this Lease, Tenant and its parent company, Prime Response Group, Inc. ("Prime Response Group") shall collectively maintain, at all times during the Term of this Lease, banking deposits (the "Deposits") in federal or state chartered United States financial institutions in an aggregate amount of not less than One Million and No/100 Dollars ($1,000,000.00) (the "Minimum Deposit"). Provided that Tenant timely performs all of its obligations under this Lease arising through and including the eighteenth (18th) month of the Term the amount of the required Minimum Deposit shall be reduced to an aggregate amount of not less than Five Hundred Thousand and No/100 Dollars ($500,000.00) Tenant shall provide Landlord during the Term of the Lease within ten (10) days after receipt of such request from Landlord, with such documentation reasonably required by Landlord to evidence that Tenant and Prime Response Group are maintaining the Deposits required under this subparagraph. The Deposits shall not be pledged as collateral for additional security hereunder; provided, however, that notwithstanding the foregoing, it shall constitute a default under the Lease if the Deposits fall below the Minimum Deposit at any time during the Term of this Lease.

          (n)  Governing Law; Partial Invalidity.  This Lease shall be governed
               ---------------------------------
and construed in accordance with the law of the state in which the Premises is located. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

          (o)  Hazardous Materials.  Tenant shall not store highly flammable
               -------------------
materials or goods, explosives, perishable foodstuffs, contraband, live animals, materials or goods which emit odors in or upon the Premises. The Tenant covenants that it shall not store, use or posses nor permit the storage, use or possession of any Hazardous Substance (hereinafter defined) upon the Premises, except of the kind and in the quantities customarily used in commercial office buildings provided that Tenant complies with all Environmental Laws (hereinafter defined). Hazardous Substance for purposes of this Lease shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea-formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the
                                                                ------
     Hazardous Materials Transportation Act, as amended (49 U. S.C. Section 1801, et seq.), Sections 6901, et seq.), the Toxic Substances Control Act,
           ------                   ------
     as amended (15 U.S.C. Sections 2601 et seq. or any other similar law,
                                         ------
     rules, regulation or statute concerning the protection of the environment (collectively "Environment Laws"). Tenant hereby covenants and agrees, at its sole cost and expense, to indemnify, protect and defend and save harmless the Landlord and any of its partners, employees and agents from and against any all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suites, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time impose upon, incurred by or asserted or awarded against the Landlord, its partners, agents or employees to the extent it relates to, results from or arises out of Tenant's failure to comply with its obligations under the foregoing paragraph or Tenant's violation of any Environmental Law with respect to its use of the Premises. Notwithstanding any provision contained in this Lease to the contrary, the indemnification provisions set forth in this paragraph shall survive any expiration and/or termination of this Lease.

     27.  Telephone and Telecommunications Service.

          (a) Tenant acknowledges and agrees that all telephone and telecommunications services ("Telecommunications Services") desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all equipment, apparatus and devices, including without limitation wiring and cables, for the provisions of Telecommunications Services (the "Telecommunications Equipment") shall be and remain solely in the Leased Premises. Unless otherwise specifically agreed in writing, Landlord shall have no responsibility for the maintenance of Tenant's Telecommunications Equipment, nor for any wiring or other infrastructure to which Tenant's Telecommunications Equipment may be connected. Tenant agrees that, to the extent any Telecommunications Services are interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant, at its sole expense, to obtain substitute service.

          (b) Landlord shall have the right, upon such notice as is practicable in the case of emergencies, and otherwise upon reasonable prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants of the Building.

          (c) Any and all Telecommunications Equipment installed in the Premises, or elsewhere in the Building by or on behalf of Tenant, including wiring and other facilities for the provision of Telecommunications Services, shall be removed by Tenant upon the expiration or earlier termination of the Term of this Lease, by Tenant at its sole expense or, at Landlord's election, by Landlord at Tenant's sole expense, with the cost thereof to be paid as Additional Rent under this Lease.

          (d) If the Telecommunications Equipment is not removed within thirty
     (30) days of the termination or expiration of this Lease, the Telecommunications Equipment shall conclusively be deemed to have been abandoned and may be removed, appropriated, sold, stored, destroyed, otherwise disposed of, or retained and used, by landlord without notice to Tenant, without obligation to account therefor, and without payment to Tenant or credit against any amount due from Tenant to Landlord pursuant to this Lease. Tenant shall pay to Landlord upon demand all costs of any such removal, disposition and storage of the Telecommunications Equipment, as well as all costs to repair any damage to the Building caused by such removal.

          (e) In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building (a "New Provider"), no such New Provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord, which approval may be withheld in Landlord's sole and absolute discretion. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence or financial strength of the New Provider. Without limitation of Landlord's right to withhold consent in its sole and absolute discretion, Landlord may refuse to give its approval unless all of the following conditions are satisfied: (i) Landlord shall incur no expense whatsoever with respect to any aspect of the New Provider's provision of its services, including, without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the New Provider, the New Provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord, in its sole and absolute discretion, determines to be necessary to protect its financial interests and the interests of the Building related to the proposed activities of the New Provider; (iii) the New Provider agrees in writing to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are determined by Landlord, in its sole and absolute discretion, to be necessary to protect the interest of the Building, the tenants in the Building and Landlord; (iv) Landlord determines, in its sole and absolute discretion, that there is sufficient space in the Building for the placement of all of the New Provider's equipment and materials; (v) Landlord receives from the New Provider such compensation as is determined by the Landlord, in its sole and absolute discretion, to compensate it for space used in the Building for the storage and maintenance of the New Provider's equipment, for the fair market value of the New Provider's access to the Building, and any costs which may be expected to be incurred by Landlord; and (vi) all of the foregoing matters are documented in a written agreement between Landlord and the New Provider, the form and content of which are satisfactory to Landlord in its sole and absolute discretion.

          (f) Notwithstanding any provision of the preceding subsection to the contrary, the refusal of Landlord to grant its approval to any New Provider shall not be deemed a default or breach by Landlord of its obligation under this Lease, and in no event shall Tenant have the right to terminate this Lease or claim entitlement to rent abatement for Landlord's refusal to grant Tenant's request for approval of a New Provider. The provisions of this Section 27 may be enforced solely by Tenant and Landlord and are not for the benefit of any other party. Specifically, but without limitation, no telephone or telecommunications provider is intended to be, nor shall be deemed, a third party beneficiary of this Lease.

          (g) Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antenna and satellite receiver dishes, within the Leased Premises or the Building, without Landlord' prior written consent. Such consent shall be granted only in the sole and absolute discretion of the Landlord, and shall be conditioned in such a manner, in Landlord's sole and absolute discretion, so as to protect Landlord's financial interests and the interests of the Building, and the other tenants therein. Notwithstanding the foregoing provisions of this paragraph 27(g), Landlord agrees not to unreasonably withhold its consent to Tenant's use of wireless communications equipment for the purpose of communicating between Tenant's equipment located within the Premises provided the use of such wireless communications equipment (i) does not create a risk to the health and safety of Tenant's employees or any other occupants of the Building and (ii) does not interfere with any other tenant's use and enjoyment of their premises within the Building. In the event Landlord determines that any wireless communications equipment used by Tenant in the Premises which was previously consented to by Landlord either (i) poses a risk to the health or safety of Landlord's employees or any other occupants of the Building or (ii) interferes with some other tenant's use of its premises. Tenant shall immediately, upon receipt of notice from Landlord, cease the operation of such wireless communications equipment and promptly thereafter remove the same from the Premises.

     28. Notices. All notices to be given under this Lease shall be in writing and delivered personally or deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid, addressed as follows:

          If to Landlord:

               Amerimar Realty Management Co.-Colorado
               999 - 18th Street, Suite 1000
               Denver, Colorado 80202

     or to such other person or such other address designed by notice sent by Landlord or Tenant.

          If to Tenant:

               At the address set forth at the beginning of this Lease,

and after occupancy of the Premises by Tenant, at the Premises, or to such other address as is designated by Tenant in a notice to Landlord; it being agreed that if Tenant shall vacate the Premises, notices to Tenant thereafter shall nevertheless be properly given if addressed to Tenant at the Premises unless and until another address is designated by Tenant by notice to Landlord.

     Notice by mail shall be deemed to have been given when deposited in the United States mail as aforesaid.

     29.  Time is of the Essence.  Time is of the essence hereof.

          IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound hereby, have executed this Agreement of lease as of the day and year first above written.

                                     LANDLORD:

                                     DENVER-STELLAR ASSOCIATES
                                     LIMITED PARTNERSHIP, a Delaware
                                     limited partnership

                                     By:  Amerimar Realty Management Co.-
                                          Colorado

                                          By:  Amerimar Realty Management-
                                               Pennsylvania, its general partner

                                               By:  ARC-Management
                                                    Company, its general
                                                    partner,

                                     By:  /s/ David G. Marshall
                                          --------------------------------------
                                              David G. Marshall, President



                                     TENANT:

                                     PRIME RESPONSE, INC., a Delaware
                                     corporation


                                     By: /s/ [ILLEGIBLE] CEO
                                        ----------------------------------------
                                               Authorized Signature (Title)

                                   ADDENDUM

     THIS ADDENDUM, made as of the 20th day of January, 1998, is between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and PRIME RESPONSE, INC., a Delaware corporation ("Tenant"). Landlord and Tenant have executed simultaneously with this Addendum that certain Denver Place Office Lease (the "Lease") pertaining to certain space in the building commonly known as Denver Place and located at 1099 Eighteenth Street, Denver, Colorado. In the event of any conflict between the provisions of this Addendum and the provisions of the other portions of the lease, the provisions of this Addendum shall control. The capitalized terms used herein and not defined herein shall have the same meanings used in the other portions of the Lease. Landlord and Tenant hereby agree that the Lease is amended and supplemented as follows:

     30.  Completion of Premises.

          (a)  Phase One Premises:
               -------------------

                (i) Landlord shall, at its own cost and expense, in a good and workmanlike manner, cause the Phase One Premises to be improved and completed in accordance with those certain construction drawings prepared by burkettdesign, inc. dated December 15, 1997 and revised December 19, 1997 consisting of pages 5AO, 5AI, 5A2, 5A3, 5A4, 5A61, 5A62, E 1.0, E2.0, E3.0, M 1.1, P 1.0 and FP 1.0 (collectively the
          "Phase One Final Layout Plans") attached as Exhibit A (such work being
                                                      ---------
          herein called "Phase One Landlord's Work"). Landlord reserves the right, however: [A] to make substitutions of material or components of equivalent grade and quality when and if any specified material or component shall not be readily or reasonably available, and [B] to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the substance and quality contemplated by the Phase One Final Layout Plans). The provisions of the Workletter attached hereto as Exhibit E are incorporated herein by this reference.
                    ---------

               (ii) If Landlord shall, for any reason (including, without limitation, failure to complete the work, if any, required to be done by Landlord under this Lease) fail to make available to Tenant possession of the Phase One Premises on or before the Scheduled Commencement Date or any other date, Landlord shall not be subject to any liability for such failure nor for any failure to timely complete any work. Under such circumstances, Tenant's obligations to pay Base Rent, the Expense Adjustment Amount and Tax Adjustment Amount shall not commence until the date Tenant is permitted to occupy the Phase One Premises for the operation of its business by the City and County of Denver ("Ready for Occupancy") and such failure to cause the Phase One Premises to be made Ready for Occupancy on or before the Scheduled Commencement Date or any other date or to timely complete any work, shall not in any other way affect the validity or continuance of this Lease, nor the Term or the obligations of Tenant hereunder. Such deferral of rent shall be Tenant's sole and exclusive right and remedy with respect to any such failure; provided, however, that in the event the Phase One Premises are not Ready for Occupancy on or before May 1, 1998, Tenant shall have the right to terminate this Lease provided Tenant delivers written notice to Landlord exercising such right on or before May 10, 1998 or the date the Phase One Premises are Ready for Occupancy, whichever occurs first. Notwithstanding the foregoing, there shall be no deferral of rent and Tenant shall not have the right to terminate this Lease, however, if any such failure is caused in whole or part by any act or omission of Tenant, its agency, servants, employees or contractors, which has the effect of hindering or delaying Landlords' delivery of possession or the timely completion of any work to be done by Landlord (hereinafter a "Phase One Tenant Delay") including, without limitation, [A] any delay which is caused by changes in the work to be performed by Landlord in readying the Phase One Premises for Tenant's occupancy, [B] any delay, not caused by Landlord, in furnishing materials or procuring labor required to be furnished or procured for the completion of the Phase One Premises, or [C] any delay which is caused by any failure by Tenant, without regard to any grace period applicable thereto, promptly to furnish to Landlord any required information, approval or consent or caused by any good faith reluctance on the part of Landlord to approve any information required to be submitted by Tenant and approved by Landlord, or [D] any delay which is caused by the performance of any work or activity in the Phase One Premises by Tenant or any of its employees, agents or contractors. Tenant also shall pay to Landlord, within 10 days after receipt of demand made from time to time (accompanied by documentation evidencing such costs and expenses), a sum equal to any reasonable additional costs and expenses incurred by Landlord in completing the Phase One Premises resulting from any Phase One Tenant Delay.

               (iii) Landlord shall provide an allowance (the "Phase One Construction Allowance") for the payment of the costs and expenses of completing the Phase One Landlord's Work in an amount up to One Hundred Twenty-Eight Thousand Seven Hundred Forty and No/100 Dollars ($128,740.00). The Phase One Construction Allowance shall include but not be limited to all architectural and engineering fees, all costs of Phase One Landlord's Work (from slab to slab), permit fees, Landlord supervision fee of 3% and contractor overhead costs. Tenant shall be responsible for the payment of all Phase One Landlord's Work in excess of the Phase One Construction Allowance (the "Excess Phase One Tenant Costs") which excess shall be payable within thirty (30) days after Tenant's receipt of a written request from Landlord which request shall be accompanied by a calculation of the Phase One Excess Tenant Costs in reasonable detail. If the cost of completing the Phase One Landlord's Work is less than Phase One Construction Allowance, the portion of the Phase One Construction Allowance not used (the "Phase One Construction Allowance Remainder") shall be paid, at Landlord's sole discretion, in one of the following manners: [A] the entire Phase One Construction Allowance Remainder shall be paid directly to Tenant on or before the last day of the fifteenth (15th) month of the Term of the Lease, or [B] Tenant shall receive a credit upon the monthly Base Rent payable by Tenant in accordance with the provisions of Paragraph 2 in an amount equal to the quotient of the amount of the Phase One Construction Allowance Remainder divided by sixty-six (66) (66 being the number of months in the Term).

          (b)  Phase Two Premises:
               -------------------

               (i) Landlord has heretofore delivered to Tenant for use of such plans and other information with respect to the Phase Two Premises and the Building as Tenant may reasonably require for the proper and expeditious preparation of Tenant's plans and specifications for the improvement of the Phase Two Premises.

               (ii) Tenant shall cause its architect and M-E Engineering to prepare and, not later than February 6, 1998, shall deliver to Landlord complete construction drawings of Tenant's desired improvements to the Phase Two Premises signed and sealed by Tenant's architect including one mylar and two black line copies (which shall be 1/8" scale) together with a non-copyrighted CADD disc (collectively "Phase Two Premises Plans"). Landlord shall have until the expiration of six (6) business days after its receipt of the Phase Two Premises Plans to either approve such plans or to make reasonable modifications thereto, and the Phase Two Premises Plans shall be deemed modified to take account of any changes timely and reasonably required by Landlord.

               (iii) Landlord shall, at its own cost and expense, in a good and workmanlike manner, cause the Phase Two Premises Plans to be improved and completed in accordance with the Phase Two Premise Plans (such work being herein called "Phase Two Landlord's Work"). Landlord reserves the right, however: [A] to make substitutions of material or components of equivalent grade and quality when and if any specified material or component shall not be readily or reasonably available, and, [B] to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the substance and quality contemplated by the Phase Two Premises Plans). Landlord shall use reasonable efforts to cause the Phase Two Premises to be Ready for Occupancy on or before June 1, 1998 (the "Phase Two Scheduled Commencement Date").

               (iv) If Landlord shall, for any reason (including, without limitation, failure to complete the Phase Two Landlord's Work) fail to make available to Tenant possession of the Phase Two Premises on or before the Phase Two Scheduled Commencement Date or any other date, Landlord shall not be subject to any liability for such failure nor for any failure to timely complete any work. Under such circumstances, Tenant's obligations to pay Base Rent, the Expense Adjustment Amount and Tax Adjustment Amount with respect to the Phase Two Premises shall not commence until the date the Phase Two Premises are Ready for Occupancy and such failure to cause the Phase Two Premises to be made Ready for Occupancy on or before the Phase Two Scheduled Commencement Date or any other date or to timely complete any work, shall not in any other way affect the validity or continuance of this Lease, nor the Term or the obligations of Tenant hereunder. Such deferral of rent shall be Tenant's sole and exclusive right and remedy with respect to any such failure. Notwithstanding the foregoing, there shall be no deferral of rent and Tenant, however, if any such failure is caused in whole or part by any act or omission of Tenant, its agents, servants, employees or contractors, which has the effect of hindering or delaying Landlord's delivery of possession or the timely completion of any work to be done by Landlord (hereinafter a "Phase Two Tenant Delay") including, without limitation, [A] any delay which is caused by Tenant's failure to deliver the Phase Two Premises Plans to Landlord on or before February 6, 1998, [B] any delay which is caused by changes in the work to be performed by Landlord in readying the Phase Two Premises for Tenant's occupancy, [C] any delay, not caused by Landlord, in furnishing materials or procuring labor required to be furnished or procured for the completion of the Phase Two Premises, or [D] any delay which is caused by any failure by Tenant, without regard to any grace period applicable thereto, promptly to furnish to Landlord any required information, approval or consent or caused by any good faith reluctance on the part of Landlord to approve any information required to be submitted by Tenant and approved by Landlord, or [E] any delay which is caused by the performance of any work or activity in the Phase Two Premises by Tenant or any of its employees, agents or contractors. Tenant also shall pay to Landlord, within 10 days after receipt of demand made from time to time (accompanied by documentation evidencing such costs and expenses), a sum equal to any reasonable additional costs and expenses incurred by Landlord in completing the Phase Two Premises resulting from any Phase Two Tenant Delay.

               (v) Landlord shall provide an allowance (the "Phase Two Construction Allowance") for the payment of the costs and expenses of completing the Phase Two Landlord's Work in an amount up to Thirty-Two Thousand Eight Hundred Eighty-Six and No/100 Dollars ($32,886.00). The Phase Two Construction Allowance shall include but not be limited to all architectural and engineering fees, all costs of Phase Two Landlord's Work (from slab to slab), permit fees, Landlord supervision fee of 3% and contractor overhead costs. Tenant shall be responsible for the payment of all Phase Two Landlord's Work in excess of the Phase Two Construction Allowance (the "Excess Phase Two Tenant Costs") which excess shall be payable within thirty (30) days after Tenant's receipt of a written request from Landlord which request shall be accompanied by a calculation of the Phase Two Excess Tenant Costs in reasonable detail. If the cost of completing the Phase Two Landlord's Work is less than Phase Two Construction Allowance, the portion of the Phase Two Construction Allowance not used (the "Phase Two Construction Allowance Remainder") shall be paid, at Landlord's sole discretion, in one of the following manners: [A] the entire Phase Two Construction Allowance Remainder shall be paid directly to Tenant on or before the last day of the fifteenth (15th) month of the Term of the Lease, or [B] Tenant shall receive a credit upon the monthly Base Rent payable by Tenant in accordance with the provisions of Paragraph 2 in an amount equal to the quotient of the amount of the Phase Two Construction Allowance Remainder divided by sixty-six (66) (66 being the number of months in the Term).

     31.  Renewal Option.

          (a) Tenant shall have the option to renew ("Renewal Option") the term of the Lease for one (1) additional term of five (5) years ("Renewal Term") on the condition that Tenant is not in default under this Lease at the time Tenant gives notice of exercise of its renewal option or at the time of commencement of the renewal term. Such renewal shall be on all of the terms, covenants and conditions of this Lease, except: (i) Tenant shall not have any right to further renewal beyond such additional five-year term; and (ii) the annual Base Rent for the Premises for the Renewal Term shall be the Fair Market Rental Rate ("FMRR") as defined in paragraph 31 (b) below; provided, however, in no event shall the Base Rent payable during the Renewal Term be less than $18.00 per square foot of rentable area comprising the Premises. Tenant's Renewal Option shall be exercised only by Tenant giving Landlord six (6) months prior written notice of Tenant's election to renew, time being of the essence with respect to such notice. As of the date the Renewal Term begins, this Lease shall be deemed modified in the manner set forth above, without the necessity of any further agreement or document; provided, however, that either party to this Lease shall, upon request of the other party, execute, acknowledge, and deliver an instrument evidencing such renewal and modification of this Lease.

          (b)  Fair Market Rental Rate.
               ------------------------

               (i) For the purposes of this Lease, the term "Fair Market Rental Rate" or "FMRR" shall mean an amount per square foot of the rentable area of the Premises per annum, reasonably determined by Landlord by reference to the market for comparable space (including the extent and condition of the build-out) in the Comparable Buildings, that a willing landlord would offer and a willing tenant would accept in an arms length transaction for the lease of such office space

                      [A]  commencing on the commencement date of the Renewal
               Term,

                      [B]  providing for no free rent, a tenant finish allowance equal to the value of the tenant improvements in place upon the Premises to a prospective tenant as of the commencement date of the Renewal Term, and

                      [C]  otherwise on all of the terms and conditions of this
               Lease, including the Tenant's obligation to pay the Expense Adjustment Amount and Tax Adjustment Amount in accordance with the provisions of Paragraph 4 using an Operating Expense Base Amount in the amount of $5.54 per rentable square foot per rentable and a Tax Base Amount of $ 1.11 per rentable square foot per annum.

               (ii) Landlord shall deliver to Tenant its proposed FMRR for the Renewal Term within thirty (30) days after Landlord's receipt of notice of Tenant's election to exercise the Renewal Option ("Renewal Notice"). Landlord and Tenant shall use reasonable good faith efforts to mutually agree upon the FMRR within sixty (60) days after Tenant's delivery of the Renewal Notice.

               (iii) In the event Landlord and Tenant cannot agree upon the FMRR for the Renewal Term within the sixty (60) days after Tenant's delivery of the Renewal Notice the FMRR shall be determined by appraisal, said appraisal shall be conducted in accordance with the following procedures:

                      [A]  Within twenty (20) days after receipt of a notice to
               appraise given by either party, Landlord and Tenant shall each select a real estate appraiser, who shall be a member of the American Institute of Real Estate Appraisers, and who shall have at least five (5) years appraisal experience with respect to commercial and office rental properties in the central business district of Denver, Colorado . If one of the parties hereto fails to appoint an appraiser within the time period prescribed, then the single appraiser appointed shall be the sole appraiser and shall determine the FMRR at issue. If two appraisers are appointed, they shall have thirty (30) days from the date the second appraiser is appointed (the "30-day Appraisal Period") within which to agree upon the FMMR at issue. The appraiser(s) shall be advised that the determination of the FMRR at issue shall be governed by the definitions of same set forth in this Lease. The determination by the two appraisers of the FMRR at issue shall be binding on Landlord and Tenant.

                      [B]  the two appraisers appointed by the parties hereto
               are unable to agree upon the FMRR at issue within the 30-day Appraisal Period, then said appraisers shall attempt within ten
               (10) days after the expiration of the 30-day Appraisal Period, to elect a third appraiser (the "Third Appraiser"). If the first two appraisers are unable to agree on the Third Appraiser within the ten (10) day period prescribed in the immediately preceding sentence, either Landlord or Tenant, by giving ten (10) days notice to the other party hereto, shall request that the presiding judge of the District Court for the City and County of Denver, State of Colorado select the Third Appraiser. The Third Appraiser, however, selected, shall meet the qualifications set forth in subparagraph 31 (b)(ii)[A] above, and shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

                      [C]  On or before the tenth (10th) day after the Third
               Appraiser is appointed or selected, the first two appraisers shall each simultaneously submit in sealed envelopes his/her opinion of the fair market base rent at issue, together with any written arguments or data in support of said opinion(s), to the Third Appraiser. Within thirty (30) days after he/she is appointed or selected, the Third Appraiser shall determine the FMRR at issue by selecting one of the opinions submitted by the first two appraisers. The selection of the Third Appraiser shall be binding on Landlord and Tenant.

                      [D]  Each party hereto shall pay the fees and expenses of
               the appraiser selected by such party, and the fees and expenses of the Third Appraiser shall be borne equally by Landlord and Tenant.

     32.  Expansion Option.

          (a) Landlord hereby grants Tenant an option (the "Expansion Option") to lease approximately 3,301 rentable square feet of office space (the "Expansion Space") located on the fifth (5/th/) floor of the Building, as reflected on Exhibit A-1 attached hereto and made a part hereof, subject to
                  -----------
     and upon the terms and provisions of this Paragraph 32. Tenant shall exercise the Expansion Option if at all, prior to June 30, 1999, by giving Landlord written notice ("Expansion Notice") of exercise prior to June 30, 1999. If the Expansion Notice is not received by Landlord prior to June 30, 1999, Tenant shall be deemed to have declined to exercise the Expansion Option and the Expansion Option shall be of no further force or effect. Tenant's Expansion Notice shall specify the date on which Tenant desires to occupy the Expansion Space which date shall not be less than one (1) month nor more than three (3) months from the date of Tenant's notice. If no date is specified in the Expansion Notice, it shall be deemed that Tenant desires to occupy the Expansion Space at the earliest date possible. Notwithstanding the forgoing, the Tenant shall have no right to exercise the Expansion Option if Tenant is in default under this Lease (after the expiration of any applicable cure period) at any time when it attempts to exercise the Expansion Option or at any time thereafter until the Expansion Space has been added to the Premises.

          (b) Upon the notice referred to in paragraph 32(a) above being given and within such time as Landlord reasonably determines is necessary to complete the Expansion Space for occupancy by no later than the date specified in Tenant's notice of exercise, Landlord shall cause the Expansion Space to be improved and completed in a manner comparable to the original completion of the initial Premises (the "Landlord's Expansion Space Work").

          (c) Landlord shall provide an allowance (the "Expansion Space Construction Allowance") for the payment of the costs and expenses of completing the Landlord's Expansion Space Work in an amount up to Sixty Thousand Six Hundred Eighteen and No/100 Dollars ($60,618.00). The Expansion Space Construction Allowance shall include but not be limited to all architectural and engineering fees, all costs of Landlord's Expansion Space Work (from slab to slab), permit fees, Landlord supervision fee of 3% and contractor overhead costs. Tenant shall be responsible for the payment of all Landlord's Expansion Space Work in excess of the Expansion Space Construction Allowance (the "Excess Expansion Space Tenant Costs") which excess shall be payable within thirty (30) days after Tenant's receipt of a written request from Landlord which request shall be accompanied by a calculation of the Excess Expansion Space Tenant Costs in reasonable detail. If the cost of completing the Landlord's Expansion Space Work is less than Expansion Space Construction Allowance, the portion of the Expansion Space Construction Allowance not used shall be paid by Landlord to Tenant on or before the later of the (i) last day of the fifteenth (15/th/) month of the Term of the Lease, and (ii) the ninetieth (90th) day after the Expansion Space has been added to the Premises.

          (d) The Expansion Space shall be added to the Premises, for all purposes, as of the date such space is completed for Tenant's occupancy, but not earlier than the date, if any, specified in the Expansion Notice as the date the Expansion Space is ready for Tenant's occupancy, for the balance of the Term of this Lease and subject to and upon the following economic terms and all of the other terms, covenants and conditions of this Lease, provided that the Base Rent for the Expansion Space shall be as follows:

                                             Base Rent Per Square
          Period                             Foot of Rentable Area
          ------                             ---------------------

          For Months 1-24 of the Term:       $52,815.96 per annum/$4,401.33 per
                                             month (based on $16.00 per square
                                             foot of rentable area per annum)

          For Months 25-36 of the Term:      $56,117.04 per annum/$4,676.42 per
                                             month (based on $17.00 per square
                                             foot of rentable area per annum)

          For Months 37-66 of the Term:      $59,418.00 per annum/$4,951.50 per
                                             month (based on $18.00 per square
                                             foot of rentable area per annum)


     The annual Base Rent shall be payable in equal monthly installments, in advance, on the first day of each month, without any demand or setoff. Tenant's Proportionate Share shall be increased to 2.254% calculated by dividing 11,565 square feet, the rentable area of the Premises (including the Expansion Space), by 512,995 square feet. Upon addition of the Expansion Space to the Premises, this Lease shall be deemed modified in the manner set forth above without the necessity of any further agreement or document; provided, however, that either party shall, upon request of the other party, execute, acknowledge and deliver an instrument evidencing such modification of this Lease.

     33. Right of First Offer. Upon and subject to all the terms and conditions set forth in this Paragraph 33, Landlord hereby grants to Tenant is a right of first offer (the "Right of First Offer") pertaining to the office space located upon the fifth (5th) floor of the Building which is not part of the original Premises, the Expansion Space and which may become available from time to time for lease during the Term of the Lease (the "Offer Space"). The Right of First Offer shall be on the following terms and conditions:

          (a) If Landlord shall desire to lease all or any portion of the Offer Space, as evidenced by the initiation of formal negotiations with or the issuance of a proposal to a third party by or on behalf of Landlord covering any portion of the Offer Space, or Landlord's acceptance of a proposal from a third party, Landlord shall first offer to lease such part of the Offer Space (the "Designated Offer Space") to Tenant, by giving written notice to Tenant. Such notice shall specify the date on which the Designated Offer Space is expected to be available for Tenant's lease (the "Scheduled Designated Offer Space Commencement Date"). Within five (5) business days after Landlord gives Tenant such notice, Tenant shall, by written notice to Landlord (the "Offer Notice"), elect or decline to exercise its Right of First Offer. If Tenant fails to deliver the Offer Notice to Landlord within such period of five
     (5) business days, Tenant shall be deemed to have declined to exercise its Right of First Offer. If Tenant declines or is deemed to have declined to exercise its Right of First Offer, Landlord thereafter shall have the right to lease such Designated Offer Space to any party upon such terms and conditions and for such period or successive period of time as Landlord, in its sole discretion, shall determine. Notwithstanding the foregoing, Tenant shall have no right to exercise the Right of First Offer (and, at Landlord's option, any previous exercise of the Right of First Offer shall be null and void) if at the time Tenant first attempts to exercise the Right of First Offer, or at any time thereafter until the Designated Offer Space has been added to the Premises, Tenant is in default under this Lease.

          (b) In the event Tenant exercises the Right of First Offer, Tenant shall deliver to Landlord the Tenant's proposed layout plans and specifications for such Designated Offer Space within ten (10) business days after delivery of the Offer Notice. Upon the Offer Notice being given and within such time as Landlord reasonably determines is necessary to complete such Designated Offer Space for occupancy, Landlord shall cause such Designated Offer Space to be improved and completed in a manner consistent with the Tenant's layout plans and specifications for such Designated Offer Space (the "Designated Offer Space Improvements"). The "Commencement Date" with respect to the Designated Offer Space ("Designated Offer Space Commencement Date") shall be deemed to be that date which is the later of the Scheduled Designated Offer Space Commencement Date or the first business day after the substantial completion of the Designated Offer Space Improvements.

          (c) The Designated Offer Space shall be added to the Premises, for all purposes, as of the Designated Offer Space Commencement Date for the balance of the Term of this Lease and subject to and upon the following economic terms and all of the other terms, covenants and conditions of this Lease, except that:

               (i) the annual Base Rent for the Designated Offer Space shall be at the prevailing market rates for office space in the Building comparable to the Designated Offer Space at the time of the Designated Offer Space Commencement Date; provided, however, in no event shall the Base Rent for the Designated Offer Space be less than the Base Rent provided for the Expansion Space in paragraph 32(c) above on a per square foot of rentable area basis.

               (ii) Tenant's Proportionate Share shall be increased to a new percentage, calculated in accordance with the provisions of Paragraph 4 above by increasing the rentable area of the Premises by the number of square feet comprising the rentable area of the Designated Offer Space. Tenant's obligation to pay Base Rent, Expense Adjustment Amount and Tax Adjustment Amounts for the Designated Offer Space shall commence on the Designated Offer Space Commencement Date. Upon addition of the Designated Offer Space to the Premises, the Lease shall be deemed modified in the manner set forth above without the necessity of any further agreement or document; provided, however, Landlord and Tenant agree to execute, acknowledge and deliver an instrument evidencing such modification of the Lease to be prepared by Landlord.

     34. Parking. Tenant shall have the right to rent up to ten (10) parking spaces in accordance with the provisions of Exhibit D attached hereto and
                                            ---------
incorporated herein by this reference.

    All of the terms and provisions of the Lease, as herein amended and supplemented, are hereby ratified and confirmed, and shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed as of the day and year first above written.

                                    LANDLORD:

                                    DENVER-STELLAR ASSOCIATES
                                    LIMITED PARTNERSHIP, a Delaware
                                    limited partnership

                                    By: Amerimar Realty Management Co.-
                                        Colorado

                                        By: Amerimar Realty Management-
                                            Pennsylvania, its general partner

                                    By: /s/ David G. Marshall
                                       -----------------------------------------
                                        David G. Marshall, President


                                    TENANT:

                                    PRIME RESPONSE, INC., a Delaware
                                    corporation

                                    By: /s/ Robert Fetter CEO
                                       -----------------------------------------
                                              Authorized Signature (Title)

                                   EXHIBIT B
                                   ---------

                             RULES AND REGULATIONS

     Rules and Regulations, to Lease between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord ("Landlord") and PRIME RESPONSE, INC., a Delaware corporation as tenant ("Tenant"), pertaining to certain space in Denver Place Plaza Tower, 1099 18th Street, Denver, Colorado 80202.

          (a) Any sign, lettering, picture, notice, or advertisement installed within Tenant's Premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building.

          (b) The use of the name of the Building or of pictures or illustrations of the Building in advertising or other publicity, without prior written consent of Landlord, is prohibited.

          (c) Tenant, its subtenants and its and their customers, invitees, licensees, and guests

               (i) shall not obstruct and shall not use for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building;

               (ii) shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon notice from Landlord;

               (iii) shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises;

               (iv) shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises as specified in its lease;

               (v)   shall refrain from attempting to adjust any controls;

               (vi) shall not waste, and shall not suffer or permit to be wasted, electricity or water and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning;

               (vii)  shall keep public corridor doors closed;

               (viii) shall neither install nor operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of the Landlord;

               (ix) shall not use rest rooms or water fixtures for any purpose other than that for which they are designed;

               (x) shall not mark upon, paint, cut, drill into, drive nails or screws into, or in any way deface the walls, ceiling partitions or floors of the leased Premises or of the Building;

               (xi) shall not unduly obstruct any pipes, conduits and ducts in the Premises; and

               (xii) shall use chair pads, to be furnished by Tenant, under all rolling and ordinary desk chairs in the carpeted areas.

          (d) Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

          (e) Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

          (f) No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, or other work in the Premises.

          (g) Unless Landlord so consents, Tenant shall not, and Tenant shall. not permit or suffer anyone to:

               (i)   Cook in the premises;

               (ii) Place vending or dispensing machines of any kind in the Premises; or

               (iii) At any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form.

               (iv) Use the Premises for lodging or for any immoral or illegal purposes.

               (v) Use the Premises to engage in the manufacture or sale of, or permit the use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Premises.

               (vi) Use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs.

          (h) No furniture shall be placed in front of the building or in any lobby or corridor, without the prior written consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, at Tenant's expense.

          (i) No animals are allowed in the Building.

          (j) No lock or other security device shall be placed by Tenant on any door in the Building without the Building manager being kept furnished with two of the keys, cards or other means of access therefore. At the termination of its tenancy, Tenant shall promptly deliver to Landlord all keys, entry cards and other means of access to offices, rest rooms and vaults.

          (k) The use of oil, gas or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited. Explosives or other hazardous articles shall not be brought into the Building.

          (l) Electric floor space heaters, humidifiers or A/C fans are not permitted.

          (m) Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant. Tenant shall cause said movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant's movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

          (n) If any Tenant desires telegraphic, telephonic, computer or other electric connections, Landlord, or its agents, will direct the electricians as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expenses, and, at Landlord's option, shall be removed at Tenant's expense at the expiration or termination of its Lease.

          (o) Except for the following smoking areas specifically designated by Landlord, the outdoor Plaza level of 1099 - 18th Street, the outdoor areas at the corner of 18th and Champa and 19th and Curtis and the Smoke Haus in the mall, all common areas of the building, including all sidewalks, entries, passages, stairways, elevators, restrooms, lobbies and hallways, shall be non-smoking areas. Tenant shall be responsible to prevent its employees, agents, visitors, customers and guests from smoking in such common areas.

          (p) During the normal office hours of 6:00 a.m. to 6:00 p.m., Monday through Friday, Tenant and its employees and agents shall observe the building dress code, which requires a neat and clean appearance and prohibits the wearing of cutoffs and ragged, torn, ripped, rent or holey apparel.

          (q) The Landlord reserves the right to modify and make such other and further reasonable rules and regulations as in its judgment may, from time to time, be needful and desirable for the safety, security, care and cleanliness of the Premises and preservation of good order and therein.

                                   EXHIBIT C
                                   ---------

                             LEASE TERM AGREEMENT

     THIS AGREEMENT, made as of the 20th day of January, 1998, between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Landlord") and PRIME RESPONSE, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                                  WITNESSETH

     WHEREAS, by Lease (hereinafter called "Lease") made as of the 20th day of January, 1 1998, Landlord leased unto Tenant certain premises known as Suite Number 500, located at 1099 Eighteenth Street, Denver, Colorado, for a term of five (5) years, three (3) months and zero (0) days commencing on June 1, 1998, unless sooner terminated or extended as provided therein, and

     WHEREAS, Landlord and Tenant now desire to set forth the correct Commencement Date of the term and to adjust the Expiration Date of the Term to provide for a full term of the Lease of _________ years, _______ months and _________ days.

     NOW, THEREFORE, Landlord and Tenant do hereby agree as follows:

     1. The Term of the Lease commenced __________ 1998, and shall continue until _____________, 2002 unless sooner terminated or extended as provided therein.

     2. Except as hereby amended, the Lease shall continue in full force and effect.

     3. This Agreement shall be binding on the parties hereto, their heirs, executors, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    LANDLORD:

                                    DENVER-STELLAR ASSOCIATES
                                    LIMITED PARTNERSHIP, a Delaware
                                    limited partnership

                                    By:  Amerimar Realty Management Co.-
                                         Colorado


                                         By:   Amerimar Realty Management-
                                               Pennsylvania, its general partner

                                               By:  ARC-Management
                                                    Company, its general
                                                    partner

                                         By: /s/ David G. Marshall
                                            ------------------------------------
                                             David G. Marshall, President

                                         TENANT:

                                         PRIME RESPONSE, INC., a Delaware
                                         corporation


                                         By: /s/ Robert Fetter CEO
                                            ------------------------------------
                                                    Authorized Signature (Title)

                                   EXHIBIT D
                                   ---------

                               PARKING AGREEMENT

          DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership a Landlord, and PRIME RESPONSE, INC., a Delaware corporation, as Tenant, have executed simultaneously with this Agreement a Lease (hereinafter called "Lease") pertaining to certain space at 1099 Eighteenth Street to be occupied by Tenant. In consideration of die mutual covenants herein contained, Landlord and Tenant further agree as follows:

          The Building in which the Premises are located contains a parking garage for the benefit of Tenants and the general public (hereinafter called "Parking Garage"), and Landlord's affiliate owns that commercial office complex known as Denver Place located at 999 - 18th Street which contains a parking garage for the benefit of tenants and the general public (the "Complex Parking Garage"). Landlord and its affiliates do not operate or manage the Parking Garage and Complex Parking Garage, respectively, but maintain a management agreement with an independent contractor (hereinafter called "Operator") for the management and operation of the Parking Garage and Complex Parking Garage. In order to rent parking spaces in the Parking Garage or Complex Parking Garage, Tenant must contract separately with the Operator for such rentals. Landlord shall make available for Tenant and Tenant shall have a non-assignable option to rent from the Operator up to ten (10) unreserved parking spaces located, at Landlord's election, in either the Parking Garage or Complex Parking Garage beginning April 1, 1998 at the monthly rates announced from time to time throughout the Term of the Lease by the Operator. Tenant must exercise its option to take such parking spaces by delivery of not less than thirty (30) days' prior written notice to Landlord on or before May 31, 1998 or Tenant's right to lease the parking spaces will expire. In the event Tenant does not exercise its Expansion Option in accordance with Paragraph 32 of the Lease, Landlord shall have die option to terminate Tenant's right to lease four (4) of the ten (10) parking spaces at any time thereafter upon thirty (30) days' written notice to Tenant.

          The terms and conditions of Tenant's rental shall be governed and fixed solely by the rental agreement between Tenant and Operator, however, Tenant's failure to comply with any term of any such rental agreement shall constitute a default under the Lease. In the event that Tenant chooses to rent parking spaces from the Operator as provided for herein, Tenant shall be responsible for payment to the Operator of a refundable security deposit for each parking card issued by the Operator in connection with Tenant's rental of the parking spaces (the "Security Deposit"). The Security Deposit shall be in an amount to be determined by the Operator in its sole discretion. Notwithstanding anything in this Agreement or the Lease to the contrary, in no event shall Landlord be responsible for payment of the Security Deposit to the Operator on behalf of Tenant. Payment and refund of the Security Deposit shall be governed and fixed solely by the rental agreement between Tenant and Operator. Landlord's holding of parking spaces shall not constitute any assumption of and Tenant hereby releases Landlord from any and all liability with respect to such rentals, and any and all damage, loss or injury with respect to such rentals shall be at the sole risk of Tenant unless otherwise provided by Operator under the rental agreement.

          The provisions of this Agreement supplement but are subject to all provisions of the Lease. Capitalized terms not otherwise defined in this Agreement have the same meaning as the same terms have in the Lease.

                         LANDLORD:

                         DENVER-STELLAR ASSOCIATES LIMITED
                         PARTNERSHIP, a Delaware limited partnership

                         By:  Amerimar Realty Management Co.- Colorado


                              By:   Amerimar Realty Management-
                                    Pennsylvania, its general partner

                                    By:  ARC-Management Company,
                                         its general partner

                         By: /s/ David G. Marshall
                            -----------------------------------------
                              David G. Marshall, President

                         TENANT:

                         PRIME RESPONSE, INC., a Delaware corporation


                         By: /s/ Robert Fetter CEO
                            ----------------------------------------

                                   EXHIBIT E
                                   ---------

                                  WORKLETTER

1.   Tenant Inspection. Tenant shall be permitted to designate a representative
     -----------------
     to make periodic inspections of the Premise during construction during reasonable business hours, provided such representative is accompanied by a representative of Landlord which representative shall be reasonably available to accompany Tenant's representative.

2.   Acceptance of Premises. Upon the Substantial Completion (as hereinafter
     ----------------------
     defined) of the Landlord's Work, Tenant, Landlord, Landlord's architect and Landlord's contractor shall make an inspection of the Premises to determine that the construction and installation of the Landlord's Work has been completed in accordance with Filial Layout Plans and to prepare a "Punch List" of work requiring correction or completion by Landlord. Subject to Unavoidable Delays, Landlord shall correct or complete all "Punch List" items within sixty (60) days after the inspection. The term "Unavoidable Delays" means delays caused by strikes, acts of God, lockouts, riots, explosions, sabotage accident governmental restrictions, enemy action, civil commotion, fire or other casualty or similar causes beyond the reasonable control of Landlord.

3.   Access. It is understood that Landlord and Landlord's contractors will
     ------
     cooperate with Tenant's cabling, phone and moving contractors and other vendors, including early access before the Commencement Date as long as such access does not interfere with the completion of Landlord's Work.

4.   Substantial Completion. Substantial Completion shall mean (i) except for
     ----------------------
     minor items which shall not prevent Tenant from making use of the Premises as described under the terms of the Lease, the Premises have been improved by Landlord in substantial conformity with the Filial Layout Plans, (ii) any remaining work to be finished as identified in the Punch List can be completed without significant interference to the conduct of Tenant's business in the Premises, and (iii) all necessary governmental approvals and permits required for Tenant's occupancy of the Premises have been obtained.

                            COMMENCEMENT AGREEMENT
                                EXPANSION SPACE



     THIS AGREEMENT, made of the 15th day of October, 1998, between Amerimar Realty Management Co.-Colorado, as agent for DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Landlord") and PRIME RESPONSE, INC., (hereinafter referred to as "Tenant") now desire to set forth the correct Commencement Date for the 3,301 rentable square feet of expansion space as follows:

     The Term for the 30,301 rentable square feet commenced on September 24, 1998, and shall continue until December 31, 2003, unless sooner terminated or extended as provided for in the Lease.

Please indicate your acceptance of this agreement by signing two copies of the Commencement Agreement and returning them to Landlord.



                              TENANT:

                              PRIME RESPONSE, INC.


                              By: /s/ Cathy Lewis
                                 -----------------------------------------
                                      Cathy Lewis
Date; 10/21/98                        Vice President of Finance
     -----------------------

                           FIRST AMENDMENT TO LEASE


          THIS FIRST AMENDMENT TO LEASE ("First Amendment") is made and entered into this 22/nd/ day of June, 1998, by and between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter called "Landlord") and PRIME RESPONSE, INC. a Delaware corporation, (hereinafter called "Tenant").

                                R E C I T A L S

     A. Landlord and Tenant entered into that certain Denver Place Office Lease dated January 20, 1998 (the "Original Lease"), pursuant to which Tenant leased approximately 8,264 square feet of rentable area on the fifth (5/th/) for (the "Original Premises'), known as Suite 500, of the office building known as Denver Place Plaza Tower, located at 1099 18th Street, Denver, Colorado (the "Building").

     B. Tenant has requested and Landlord has agreed to lease to Tenant an additional 3,301 rentable square feet of area on the fifth (5/th/) floor of the Building.

     C.   Landlord and Tenant are the sole parties in interest under the Lease.

     D. Landlord and Tenant now desire to amend the Lease in the manner and form set forth herein.

                               A G R E E M E N T

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

     1. First Added Premises. Effective September 1, 1998, or the date upon which the Landlord notifies the Tenant that the expansion space (defined below) is ready for occupancy, whichever first occurs (the "First Added Premises Commencement Date") that certain space on the 5th floor of the Plaza Tower of the Building, containing approximately 3,301 square feet of rentable area and designated as the first added premises (the "First Added Premises"), as shown on the floor plan attached as Exhibit A-1, shall be added to the Premises for the
                           -----------
balance of the Term, upon and subject to all of the terms, covenants and conditions of the Lease, except as outlined in this First Amendment. Landlord and Tenant agree that the area of the Original Premises and First Added Premises is 11,565 rentable square feet.

     2. Rent. Effective the First Added Premises Commencement Date, Tenant shall pay to Landlord the following Base Rent:

     (a)  From July 1, 1998 through First Added Premises Commencement Date:

          Original Premises:        $132,224.04 per annum/$11,018.67 per month

     (b)  From First Added Premises Commencement Date through June 30, 2000:

          Original Premises:        $132,224.04 per annum/$11,018.67 per month
          First Added Premises:     $52,815.96 per annum/$4,401.33 per month

     (c)  From July 1, 2000 through June 30, 2001:

          Original Premises:        $140,487.36 per annum/$11,707.28 per month
          First Added Premises:     $56,117.04 per annum/$4,676.42 per month

     (d)  From July 1, 2001 through December 31, 2003:

          Original Premises:        $148,752.00 per annum/$12,396.00 per month
          First Added Premises:     $59,418.00 per annum/$4,951.50 per month

     3. Additional Rent. In addition to paying the Base Rent specified in Paragraph 2 above, from the First Added Premises Commencement Date through and including the Expiration Date, Tenant shall pay as additional rent the amounts determined in accordance with the provisions of Paragraph 4 of the Lease, provided that Tenant's Proportionate Share shall be 2.25% (being the percentage calculated by dividing 11,565 square feet, the rentable are of the Original Premises and the First Added Premises, by 512,995 being 95% of the rentable area of the Building). The Base Rent and additional rent are sometimes herein collectively referred to as the "rent". all amounts of additional rent shall by payable in the same manner and at the same place as the Base Rent.

     4.   Improvements of First Added Premises.

          (a) Landlord shall deliver to Tenant for use by Tenant and Tenant's architect, such plan or plans and other information with respect to the First Added Premises and the Building as Tenant may reasonably require for proper and expeditious preparation of Tenant's layout plans. Landlord shall upon reasonable prior request by Tenant, allow access to the First Added Premises for Tenant and Tenant's architect as reasonably necessary in connection with the preparation of such plans.

          (b) Tenant shall, at Tenant's expense, cause to be prepared not later than July 6, 1998, and delivered to Landlord, one conceptual space plan ("Tenant's Conceptual Space Plan") prepared by an architect, approved by Landlord, ("Tenant's Architect") which approval shall not be unreasonably withheld or delayed, for the construction and finishing of the First Added Premises for Tenant's occupancy. Tenant's Conceptual Space Plan, when finalized, shall be signed and sealed by Tenant's Architect and shall conform to all applicable laws and requirements of public authorities. Tenant's Conceptual Space Plan shall be subject to Landlord's review and written approval, which approval shall not be unreasonably withheld, and Tenant shall modify such plans to take account of any changes reasonably required by Landlord. Landlord shall complete such review and respond to Tenant within ten (10) business days after Landlord's receipt of such Conceptual Space Plan. Unless Landlord shall have notified Tenant in writing to the contrary within such 10-business day period stating specifically any disapprovals, Tenant's Conceptual Space Plan shall be deemed to have been approved by Landlord. Tenant's Conceptual Space Plan as approved by Landlord and with the aforesaid modifications, if any, are herein called the "First Added Premises Space Plans" with specifications which shall be provided to Landlord in a hard copy and in electronic format within seven (7) days of Landlord's approval. Concurrently with the delivery of Tenant's First Added Premises Space Plans to Landlord, Landlord and Tenant shall by notice to the other in writing designate a single individual who shall be available to meet and consult at the Premises as Landlord's and Tenant's representatives respecting the matters which are the subject of this Paragraph 4 and who, as between Landlord and Tenant, shall have the power to make day-to-day decisions on this construction project.

          (c) Landlord, at Tenant's sole cost and expense, shall have its engineers prepare and not later than fifteen (15) business days after Landlord's receipt of the First Added Premises Space Plans, shall deliver to Tenant mechanical, electrical and fire protection engineering drawings and specifications ("First Added Premises Engineering Plans"), based on the First Added Premises Space Plans (and such pertinent additional information as shall have been submitted by Tenant or requested by Landlord), as may be required to complete the First Added Premises in accordance with the First Added Premises Space Plans. Within six (6) business days after submission to Tenant by Landlord of the First Added Premises Engineering Plans, Tenant shall give its written approval thereof if they are a direct extension of the First Added Premises Space Plans, otherwise such approval shall not be unreasonably withheld, and Tenant must submit any reasonable modifications to such plans within this same time period; however, the First Added Premises Engineering Plans shall be deemed to have been approved by Tenant unless Tenant shall have notified Landlord in writing to the contrary within six (6) business days of their receipt by Tenant, stating in which respects such plans fail to conform with the First Added Premises Space Plans. The First Added Premises Engineering Plans shall be deemed to have been approved by Tenant if they are returned by Tenant with specified changes noted and such changes are made, whether or not approval is thereafter specifically noted on the First Added Premises Engineering Plans so changed.

          (d) Landlord shall at Tenant's own cost and expense less the "Construction Allowance" described in paragraph 4(f) hereof, cause the First Added Premises to be improved and completed in accordance with the First Added Premises Space Plans and First Added Premises Engineering Plans ("Construction Drawings"). Landlord reserves the right, however, (i) to make substitutions of material or components of equivalent grade and quality when and if any specified material or component shall not be readily or reasonably available, and (ii) to make changes necessitated by conditions met in the course of construction; provided, however that in all such instances of substitutions or changes Tenant's approval of any change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the Construction Drawings and the budget which had been previously approved by Tenant).

          (e) If Landlord shall, for any reason (including, without limitation, failure to complete the work, if any, required to be done by Landlord under this lease) fail to make available to Tenant possession of the First Added Premises on or before September 1, 1998, or any other date, Landlord shall not be subject to any liability for such failure nor for any failure to timely complete any work. Under such circumstances, Tenant's obligations to pay Base Rent and Tenant's Share of Operating Expenses with respect to the First Added Premises shall not commence until Landlord makes possession available; and such failure to make available to Tenant possession of the First Added Premises on the September 1, 1998 or any other date or to timely complete any work, shall not in any other way affect the validity or continuance of this First Amendment, nor the Term or the obligations of Tenant hereunder. Such deferral of rent shall be Tenant's sole and exclusive right and remedy with respect to any such failure. There shall be no deferral of rent, however, if such failure is caused in whole or part by any act or omission of Tenant, its agents, servants, employees or contractors, which has the effect of hindering or delaying Landlord's delivery of possession or the timely completion of any work to be done by Landlord (hereinafter a "Tenant Delay") which Tenant Delays are defined as:
     (a) any delay which is caused by changes made by Tenant (other than as may be subsequently required by any inspecting agency or for existing conditions which were not evident on Landlord's original plans) in the work to be performed by Landlord in readying the First Added Premises for Tenant's occupancy, (b) any delay which is caused by any failure by Tenant, without regard to any grace period applicable thereto, promptly to furnish to Landlord any required information, approval or consent or caused by any good faith reluctance on the part of Landlord to approve any information required to be submitted by Tenant and approved by Landlord, or (c) any delay which is caused by the performance of any work or activity in the First Added Premises by Tenant or any of its employees, agents or contractors. Tenant shall also pay to Landlord, within 10 days after receipt of demand made from time to time, a sum equal to any additional cost to Landlord in completing the First Added Premises resulting from any Tenant Delay. Tenant may, upon agreement with the general contractor performing such work, schedule Tenant's phone and cable contractor to install Tenant's telephone, cabling and ancillary equipment at a mutually agreeable time.

          (f) Landlord shall provide an allowance (the "Construction Allowance") for the payment of the costs and expenses of completing the Landlord's First Added Premises Work in an amount of Sixty Thousand Six Hundred Eighteen and no/100 Dollars ($60,618.00). Tenant shall be responsible for the payment of all Landlord's First Added Premises Work in excess of the Construction Allowance (the "Excess Tenant Costs") which excess shall be payable within thirty (30) days after Tenant's receipt of a written request from Landlord which request shall be accompanied by a calculation of the Excess Tenant Costs in reasonable detail. If the cost of completing the Landlord's First Added Premises Work is less than Construction Allowance, the portion of the Construction Allowance not used shall be paid directly to Tenant on or before the later of the (i) last day of the fifteenth (15/th/) month of the Term of the Lease, and (ii) the ninetieth (90/th/) day after the First Added Premises has been added to the Original Premises.

     5. Parking. Beginning July 1, 1997, Exhibit "D" attached to the Original lease (the "Parking Agreement') shall be amended to reflect that Landlord shall reserve for Tenant an option to lease one (1) "reserved" and up to two (2) "unreserved" parking spaces in the Parking Garage. The parking spaces shall be provided at the monthly rates announced from time to time by the operator of the Parking Garage. Tenant's failure to pay any rent due pertaining to any such parking spaces shall constitute an event of default under the Lease as herein amended.

     6. Security Deposit. Tenant shall pay to Landlord the sum of Four Thousand Four Hundred One and 33/100 Dollars ($4,401.33) to be held as additional security deposit in accordance with paragraph 24 of the Original Lease, which shall be paid to Landlord with the execution of this First Amendment by Tenant.

     7. Termination of Expansion Option. The Tenant's Expansion Option provided in paragraph 32 of the Original Lease is terminated and null, void and of no further effect.

     8. Binding Effect. This First Amendment becomes effective only upon the execution by Landlord and Tenant.

     9. Conflict. If there is any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall govern. Except as herein specifically set forth, all of the provisions of the Lease shall remain in full force and effect and be binding upon the parties hereto.

     10. Definitions. All capitalized terms used herein, but not defined herein, shall have the same meanings given to such terms in the Lease unless otherwise indicated.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment to Lease as of the day and year first above written.

                              LANDLORD:
                              DENVER-STELLAR ASSOCIATES LIMITED
                              PARTNERSHIP, a Delaware limited partnership
                              By:  Amerimar Realty Management
                                   Co.-Colorado
                                By:  Amerimar Realty Management-
                                     Pennsylvania, its general partner
                                  By: ARC-Management Company,
                                      its general partner


                              By: /s/ David G. Marshall
                                 --------------------------------------
                                  David G. Marshall, President

Date: September 11, 1998
     -----------------------

                         TENANT:
                         PRIME RESPONSE, INC., a Delaware
                         corporation


                         By: /s/ Cathy Lewis
                            ---------------------------------
                                 Cathy Lewis
                                 Vice President of Finance

Date: 8/6/98
     ----------

                    [FIFTH FLOOR FINISH PLAN APPEARS HERE]

                                   EXHIBIT C
                                   ---------

                             LEASE TERM AGREEMENT

     THIS AGREEMENT, made as of the 20th day of January, 1998, between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Landlord") and PRIME RESPONSE, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                                  WITNESSETH

     WHEREAS, by Lease (hereinafter called "Lease") made as of the 20th day of January, 1998, Landlord leased unto Tenant certain premises known as Suite Number 500, located at 1099 Eighteenth Street, Denver, Colorado, for a term of five (5) years, three (3) months and zero (0) days commencing on June 1, 1998, unless sooner terminated or extended as provided therein, and

     WHEREAS, Landlord and Tenant now desire to set forth the correct Commencement Date of the term and to adjust the Expiration Date of the Term to provide for a full term of the Lease of FIVE years, SIX months and ZERO days.

     NOW, THEREFORE, Landlord and Tenant do hereby agree as follows:

     1. The Term of the Lease commenced JULY 1, 1998, and shall continue until DECEMBER 31, 2003 unless sooner terminated or extended as provided therein.

     2. Except as hereby amended, the Lease shall continue in full force and effect.

     3. This Agreement shall be binding on the parties hereto, their heirs, executors, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                         LANDLORD:

                         DENVER-STELLAR ASSOCIATES
                         LIMITED PARTNERSHIP, a Delaware
                         limited partnership

                         By:  Amerimar Realty Management Co.-
                              Colorado


                              By:   Amerimar Realty Management-
                                    Pennsylvania, its general partner

                                    By:  ARC-Management
                                         Company, its general
                                         partner

                         By:  /s/ David G. Marshall
                            ----------------------------------------
                                  David G. Marshall, President

                         TENANT:

                         PRIME RESPONSE, INC., a Delaware
                         corporation


                         By:  /s/ Robert Fetter CEO
                            ----------------------------------------
                                         Authorized Signature (Title)

                               LICENSE AGREEMENT

               (Use of Licensor's Security System and Equipment)

     THIS LICENSE AGREEMENT ("Agreement") is executed as of the 1/st/ of October, 1998, by and between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Licensor"), and PRIME RESPONSE, INC., a Delaware corporation ("Licensee").

                                   RECITALS:

     A. Licensor is the owner of a certain commercial office building located at 1099 - 18th Street in Denver, Colorado, which is commonly known as Denver Place Plaza Tower (the "Building").

     B. Licensee has requested that Licensor grant to Licensee a license to locate and install within the Building certain cables, wiring, transmission lines, conduits, markers, signs and related facilities (collectively, the "Equipment"). The Equipment will be used to provide certain electronic access and security services to Licensee, its employees, licensees, and invitees at those certain premises in the Building known as Suite 500 (the "Premises") and leased by Licensee pursuant to that certain Office Lease between Licensor, as landlord and Licensee, as tenant dated January 20, 1998 (the "Lease"). Licensor has agreed to grant said license in accordance with and subject to the terms of this Agreement.

                    GRANT OF LICENSE AND RELATED AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants set forth herein, Licensor and Licensee, intending to be legally bound, covenant and agree as follows:

     1. Grant of License. Licensor hereby grants to Licensee, in accordance with and subject to all the other provisions of this Agreement, a non-exclusive license on, under, across and through the License Area of the Building (defined in paragraph 2(a) below), as it may be modified from time to time as provided below, to construct, install, inspect, maintain, repair, reconstruct and replace the Equipment subject to the terms of this Agreement (hereinafter the "License"), at Licensee's sole cost and expense. All such activity associated with the construction, installation, inspection, maintenance, repair and replacement of the Equipment is sometimes referred to hereinafter collectively as the "Work." The License shall inure to the benefit of Licensee and its permitted successors and assigns (as set forth in paragraph 10 hereof), and shall be binding upon Licensor and its successors-in-interest in and to the Building. Nothing contained in this Agreement shall be construed as granting to Licensee any property, leasehold or ownership rights in the Building or to create a partnership or joint venture between Licensor and Licensee.

     2.   Conduct and Commencement of Work.

          (a) Licensee, at its sole cost and expense, shall cause the preparation of and submit to Licensor plans and specifications for the Equipment, location of all components thereof, and all aspects of the Work (the "Plans"). The Plans (including any proposed modifications thereto after Licensor's initial approval, if any) shall be subject to Licensor's approval before any Work may be commenced, which approval may be withheld at Licensor's sole discretion. The space(s) identified in the Plans which are approved by Licensor as the location of the Equipment is referred to as the "License Area." Licensee and Licensor acknowledge that it is intended that the License Area shall consist of approximately 11,565 square feet of area located on the fifth floor of the Building (the "Primary Area"), plus that area identified on the Plans necessary for the routing of cable from the Primary Area to the Premises. It is understood and agreed that some or all of the License Area may be the same area of the Building which houses the wiring, cables, and related electronic facilities for Licensor's security and access system for the Building and its tenants (such wiring, cable and related materials being hereinafter sometimes referred to as the "Licensor's Equipment" and such electronic security and access system being hereinafter sometimes referred to as the "Licensor's Security System") and that, subject to the terms of this Agreement, and as outlined on the Plans, Licensee may utilize the Licensor's Equipment in connection with its installation of the Equipment and use of its access and security system, provided such use does not interfere in any way with the use of the Licensor's Equipment or Licensor's Security System or the use of the same by the Licensor or any other tenants in the Building.

          (b) Licensee acknowledges and agrees that Licensor's review of the Plans shall be solely for Licensor's own benefit and account; by conducting such review and/or approving the Plans, Licensor shall not be regarded as undertaking any obligation for the technical or legal sufficiency, adequacy or safety of the Equipment or the Work, and Licensee waives and disclaims any such responsibility of Licensor and hereby assumes all obligations and duties related to such technical and legal sufficiency, adequacy and safety. Licensor's approval of the Plans shall not be construed to limit or abridge Licensee's obligations under this Agreement to any extent.

          (c) Licensee, at its sole cost and expense, shall obtain and provide copies to Licensor of all requisite building permits and other governmental approvals prior to any and all consents that may be required therefor from private parties undertaking any part or all of the Work. Without limitation on the generality of the foregoing, Licensee acknowledges that Licensee shall be solely responsible for securing all licenses and approvals, whether governmental, quasi-governmental or private in nature, which are requisite to providing connections and related facilities for the Equipment at any locations away from the Building (including, without limitation, any public rights-of-way) or otherwise required in connection with the Work. Furthermore, Licensee shall bear all risks associated with any revocability of those licenses and approvals, and Licensor shall have no obligation or duty to Licensee in connection therewith. For purposes of interpreting Licensee's obligations hereunder, the "Work" shall include the construction, installation, inspection, maintenance, repair and replacement of any off-site connections and related facilities required for Licensee's provision of access and security services to the Building and/or its tenants.

          (d) Licensee shall cause all Work to be undertaken and completed and the Equipment maintained in a good, safe and workmanlike manner consistent with the highest construction standards, in conformity with the approved Plans, and in compliance with all applicable laws, rules and regulations and any private restrictions applicable to the Work and the Owner's Rules and Regulations attached hereto as Exhibit A and any future modifications
                                        ---------
     thereof. Licensee shall not conduct the Work nor otherwise utilize the License Area in any way so as to increase Licensor's insurance payments, and at Licensor's option shall pay such increases. Licensee will perform the Work in such a manner as to not unreasonably interrupt the Building's normal operations (including the use of the Licensor's Security System) and will repair any damage that the Work causes to the Building, the Licensor's Equipment, the Licensor's Security System, or any other property located therein such that the same is in as good or better condition than existed immediately prior to the time of any damage. Furthermore, Licensee shall schedule the Work at such times and take such other measures and precautions as Licensor may require in order to avoid or minimize any interference with Building operations that may be caused by the Work; however, in the event of an emergency, Licensee shall have 24 hour a day, 7 day a week access to the License Area. In connection with the Work, Licensee shall not enter the premises of any tenant or occupant of the Building without that tenant's or occupant's prior written consent. If any of the Work is not performed in accordance with the foregoing or any other requirements of this Agreement, Licensor shall have the right, but not the obligation, and without limiting Licensor's other remedies for such failure, to correct any non-complying Work after sending ten (10) days' notice and right to cure such nonconforming work, after which Licensee shall reimburse Licensor for all costs and liabilities incurred in connection therewith by Licensor, including attorneys' fees. No notice or opportunity to cure need be given by Licensor if, in Licensor's reasonable judgement, a hazardous condition exists or is about to exist.

          (e) Licensee shall not disrupt, adversely affect or interfere with other providers of services in the Building or with any occupant's use and enjoyment of its leased or licensed premises or the common areas of the Building. Licensee agrees to use all efforts to ensure that the Equipment, and the installation, maintenance and operation thereof will in no way interfere with the use of the Building, including but not limited to the Licensor's use of the Licensor's Equipment and the Licensor's Security System, or the operation of any other electronic devices by Licensor or by other lessees or licensees of the Licensor (including but not limited to any communications devices). If interference shown to be caused by Licensee's Equipment, or the installation, operation, and maintenance thereof, shall occur, Licensor shall give Licensee notice thereof, and Licensee shall take immediate action to correct the same within twelve (12) hours of receipt of such notice. Licensor reserves the right to disconnect power to the Equipment if Licensee fails to correct such interference after proper notification and the expiration of the twelve (12) hour cure period. Licensor agrees to restore power to Licensee's Equipment after such disconnection if Licensee corrects the cause of the interference thereafter.

          (f) Licensee shall not store highly flammable materials or goods, explosives, perishable foodstuffs, contraband, live animals, materials or goods which emit odors in or upon the License Area. The Licensee covenants that it shall not store, use or possess nor permit the storage, use or possession of any Hazardous Substance (hereinafter defined) upon the License Area. Hazardous Substance for purposes of this Agreement shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea-formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum based products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.
     -- ---
     Sections 1801, et seq.), Sections 6901, et seq.), the Toxic Substances
                    -- ---                   -- ----
     Control Act, as amended (15 U.S.C. Sections 2601 et seq.), or any other
                                                      -- ---
     similar law, rules, regulation or statute concerning the protection of the environment (collectively "Environmental Laws"). Licensee hereby covenants and agrees, at its sole cost and expense, to indemnify, protect and defend and save harmless the Licensor and any of its partners, employees and agents from and against any all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, actions, proceedings, costs, disbursements and/or expenses (including, without limitation, attorneys' and experts' fees, expenses and disbursements) of any kind or nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against the Licensor, its partners, agents or employees relating to, resulting from or arising out of Licensee's failure to comply with its obligations under the foregoing paragraph or Licensee's violation of any Environmental Law with respect to its use of the License Area. Notwithstanding any other provision of this Agreement, the indemnification provisions set forth in this paragraph shall survive the expiration or earlier termination of this Agreement.

     3. Cost of Work; Mechanic's Liens. All Work shall be at Licensee's sole cost and expense, and Licensor shall not have any responsibility or liability therefor. Licensee specifically acknowledges and agrees that Licensor has no and will have no liability to compensate Licensee to any extent for any value that the Equipment may add or provide to the Building, and Licensee hereby irrevocably waives all rights that Licensee might otherwise have to claim any mechanic's lien or similar encumbrance against the Building in connection with the Work. Some aspects of the Work (including, without limitation, the preparation of the Plans) may be undertaken by independent contractors of Licensee. Before any independent contractor performs any services or labor in connection with the Building or the Work, Licensee shall secure from each such independent contractor a waiver of all lien rights. Each such original waiver shall be promptly submitted to Licensor after execution.

     4. License Fees. Licensee shall pay to Licensor the sum of Six-Thousand-Three-Hundred Dollars ($6,300.00) for access to the License Area in 63 equal monthly installments of $100.00 due on the 1/st/ day of each month commencing October 1, 1998. If any payment or any part of any such payment to be made by Licensee under the terms of this Agreement shall become overdue for a period in excess of five days, Licensee shall pay to Licensor a "late charge" of $.05 for each dollar so overdue for the purpose of defraying the expense incident to handling such overdue or delinquent payment, plus interest on the overdue amount at the rate of eighteen percent (18%) per annum from the date when such payment was due until the date paid. Nothing herein shall be construed as waiving any rights of Licensor arising out of any default of Licensee by reason of Licensor's accepting any such late charge or interest; the right to collect a late charge and interest is separate and apart from and in addition to any other rights or remedies of Licensor. In the event Licensor brings any action against Licensee and/or its successors or assigns as a result of any breach of this Agreement, Licensor shall be entitled to collect reasonable attorneys' fees and all costs incurred if Licensor prevails in said action. In addition to the license fees as provided herein, Licensee shall pay Licensor a one-time non-refundable administration fee (the "Administration Fee") for the administrative costs incurred in connection with the review of the Plans and project logistics in the amount of Five-Hundred Dollars ($500.00). Licensee shall pay the Administration Fee at the time the first month's installment of license fees are due under this Agreement.

     5. Indemnity/and Hold Harmless. Licensee shall defend and indemnify Licensor and hold Licensor harmless from any liabilities, mechanic's or other similar types of liens, damages, penalties, fines, costs, theft, or other losses of any nature (including consequential damages) including, without limitation, any property damage suffered by Licensor (including but not limited to Licensor's Equipment or Licensor's Security System), Licensee or any third parties or any claims for personal injury and/or workmen's compensation by Licensee or any third parties, including independent contractors and/or employees of Licensee and/or Licensor, together with all related costs and expenses, including reasonable attorneys' fees incurred by or claimed against Licensor, that may arise in connection with (i) the Work or any part thereof including any off-site connections and related facilities for the Equipment (as referenced in subparagraph 2(c) above), (ii) any other aspects of the Work or Licensee's use and enjoyment of the License and the Equipment including the granting of the License by Licensor and electrical and HVAC costs attributable to operation of the

Equipment, and (iii) any breach or default by Licensee of its obligations under this Agreement provided that such loss, liability or damage is not caused by Licensor's gross negligence or willful misconduct. To the extent Licensor pays any sum which falls within the foregoing indemnity, Licensee shall reimburse Licensor for such sum within thirty (30) days after Licensor makes demand therefor. Licensee specifically agrees that Licensor's approval of the Plans shall not be construed to limit the foregoing indemnity. Without limitation on the generality of the foregoing, the foregoing indemnity shall apply to any structural damage suffered by the Building in connection with the Work, whether or not the Work conforms to the Plans. The provisions of this paragraph 5 shall survive termination and expiration of this Agreement.

     6. Completion of Work. Upon completion of the Work, Licensee shall provide Licensor with all certificates or other approvals that are legally required to evidence that the Work has been completed in conformity with all applicable laws. In addition, Licensee shall furnish Licensor with a certificate that the Work has been completed in conformity with the approved Plans, which certification must be rendered by a licensed engineer or similar party satisfactory to Licensor and must be in form and substance satisfactory to Licensor. Licensee shall also supply Licensor with a complete set of "as built" construction documents related to the Work.

     7.   Licensee's Covenants. Licensee hereby covenants and agrees:

          (a) to keep the License Area and Equipment in good order, repair and condition throughout the Term of this Agreement and any renewals thereof and promptly and adequately repair all damage to the Building, Licensor's Equipment or Licensor's Security System caused by Licensee or the Equipment;

          (b) to comply and remain in compliance with all federal, state and municipal laws, orders, rules and regulations applicable to Licensee, the Work and Equipment, as well as the Owner's Rules and Regulations attached hereto as Exhibit A and any future modifications thereof;
               ---------

          (c) not to disrupt, adversely affect or interfere with other providers of services in the Building or with any occupant's or tenant's use and enjoyment of their leased premises or the common areas of the Building.

     8. Term; Removal. The License shall remain in full force and effect for a term of Five (5) years and Three (3) months from the date the monthly license fee is first payable (the "Term"), unless terminated pursuant to the mutual written agreement of the parties hereto; provided, however, that Licensor may terminate the License upon ten (10) days' written notice (and opportunity to cure) in the event that Licensee does or permits any one of the following:

          (a) fails to pay any installment or other amount when due pursuant to this Agreement;

          (b) commits any material breach or default of its obligations hereunder or under any other agreement, lease or license with Licensor and/or any of its affiliates;

          (c) abandons or deserts the Building or Equipment during the Term or any renewal thereof or Licensee removes (and does not replace or substitute equipment for) all or a substantial portion of the Equipment, including equipment in the License Area, from the Building;

          (d) fails to completely construct and install its Equipment in the Building within 90 (ninety) days of the date of this Agreement; or

          (e) voluntarily or involuntarily files bankruptcy or makes a general assignment for the benefit of creditors.

     No notice or opportunity to cure need be given by Licensor if, in its reasonable judgment, a hazardous condition exists or is about to exist. Licensor's right of termination shall be cumulative with and in addition to all other rights and remedies afforded to Licensor at law or in equity for such breach or default. Upon any termination of the License, Licensee shall remove the Equipment and restore the License Area to its original condition. Licensee shall be obligated to complete any such removal and restoration within sixty
(60) days after the termination or expiration of the License. If any Equipment is not so removed in a timely manner, then the remaining Equipment shall, at Licensor's election, become part of the improvements constituting the Building, and all incidents of ownership of the Equipment shall immediately vest in Licensor or, at Licensor's option, Licensor may remove the Equipment and restore those portions of the Building impacted by the Work and the costs for such removal shall be charged to Licensee as additional license fees. In connection with any removal, Licensee shall simultaneously restore those portions of the Building impacted by the Work to substantially the same condition existing immediately prior to the commencement of the Work. For purposes of applying the indemnity provisions of paragraph 5 above, all activity related to such removal and restoration shall be regarded as part of the Work.

     If Licensee exercises its option to renew the Lease pursuant to Paragraph 31 of the January 20, 1998 Addendum thereto (the "Addendum"), the Term of this Agreement shall also be renewed for the Renewal Term, as defined in the Addendum, without notice from Licensee to Licensor other than the notice required to be given pursuant to Paragraph 31(a) of the Addendum. In the event of such renewal, Licensor shall pay Licensee a monthly License Fee of $100.00 payable on the 1st day or each month during the Renewal Term. All other provisions and conditions of this Agreement shall remain in full force and effect throughout the Renewal Term.

     9.   Effect of Prior License or Easement Agreement(s); Priority.

          (a) Licensee acknowledges that the Building is or may already be subject to other licenses and license and/or easement agreements. Licensee's rights hereunder to use and enjoy the License is subject to and qualified in all respects by the obligations of Licensor under all Prior licenses, license and easement agreements (including, without limitation, the obligation of Licensor to grant additional licenses, license and easement rights affecting the Building). Licensee agrees that, to the extent the Equipment must be relocated or otherwise modified to accommodate preexisting rights in favor of prior grantees of licenses/easements or future licenses/easements as deemed reasonably necessary by Licensor, Licensee shall undertake such relocation or modification at its sole cost and expense and all such activity shall be considered a part of the Work. In the event Licensee reasonably determines that the alternative location for the License Area (or the Equipment pursuant to Paragraph 9(c) below) chosen by Licensor is infeasible, Licensee may terminate this Agreement upon giving Licensor thirty (30) days' written notice and opportunity to provide alternatives.

          (b) Licensee further acknowledges and agrees that, notwithstanding any provisions of this Agreement that may indicate to the contrary, all rights and interests of Licensee under this Agreement are and shall be subject and subordinate to all pre-existing interests in the Building having priority over the License including, without limitation, the interest of all persons or entities which have a lien on the Building. Licensee acknowledges and agrees that Licensor shall have no liability to Licensee in connection with any exercise or enforcement of those pre-existing interests which may affect Licensee's interests hereunder. Licensee further acknowledges and agrees that it has no rights to any common areas in the Building under this Agreement, none of such common areas of the Building shall be considered any part of the License Area under this Agreement, and no Equipment shall be installed in any of the common areas of the Building, including but not limited to any communications closets located in any of the common areas of the Building.

          (c) In the event Licensor requests that the Equipment be relocated or that the License Area otherwise be modified, such that the License Area shall be moved to a different portion of the Building from its then current location, Licensee shall undertake such relocation or modification at its sole cost and expense, and the area to which the License Area is relocated shall henceforth be referred to as the License Area.

     10.  Successors and Assigns.

          (a) Licensor shall be permitted to assign its rights hereunder to any of its successors in interest to the Building and to any mortgagee of Licensor's interests in the Building. Licensee shall not be permitted to assign or delegate any of its rights or obligations hereunder without the prior express written consent of Licensor, which may be withheld in Licensor's sole discretion; any assignment attempted by Licensee in violation of the foregoing shall be void and of no force or effect at Licensor's option.

     11. Insurance. Licensee shall obtain and maintain such insurance, including through a blanket policy, as will fully protect both Licensee and Licensor from claims by employees of Licensee under all applicable workers' compensation and/or employers' liability laws, including any employers' disability insurance laws, and from all claims for damage to property or for personal injury, including death to anyone whomsoever, that may arise from the Work, the Equipment or any operations in connection with the performance of the services in the Premises by Licensee, or by anyone directly or indirectly engaged or employed by Licensee. Licensee shall provide Licensor with certificates evidencing the required coverage prior to Licensor commencing any Work in the Building.

     Notwithstanding the generality of the foregoing, Licensee's general liability insurance shall be a minimum of $2 million per occurrence, which may take the form of $1 million in primary coverage with $1 million in excess coverage, which must include a provision preventing cancellation of such policy except following 30 days' prior written notice to Licensor. Licensor shall be listed as an "additional insured" on said general liability policy. Licensee's insurance carrier shall have a Best Rating of at least B + or better.

     12. Non-Recourse Liability. Licensor and each of its successors-in-interest to the Building shall have liability (as further outlined below) only for those obligations of Licensor under this Agreement, if any, which accrue during the term of that party's ownership of the Building, and each such party shall have no liability for any such obligation that accrues either before or after the time of that party's ownership of the Building. Furthermore, in any event, any mortgagee of Licensor or its successors-in-interest that acquires Licensor's interest in the Building by foreclosure or any conveyance in lieu thereof or otherwise shall not have any liability whatsoever for any obligations of Licensor hereunder. Any liability for damages or breach or nonperformance by Licensor, or arising out of the subject matter of this Agreement or the relationship created hereby, shall be collectible only out of Licensor's interest in the Building and no personal liability is assumed by, or shall at any time be asserted against, Licensor, its partners, affiliates, agents, attorneys, servants and employees, or any of its or their successors or assigns; all such liability, if any, being hereby expressly waived and released by Licensee.

     13. Other Defaults. Any default by Licensee in discharging any of its obligations under the Lease, including but not limited to the payment of Rent thereunder, shall be a default of Licensee's obligations under this Agreement, and Licensor may exercise any of the rights and remedies available to it as if Licensee was in default hereunder. Any default by Licensee hereunder, including but not limited payment of the License Fee, shall be a default of Licensee's obligations under the Lease, and Licensor may exercise any of the rights and remedies available to it under the Lease as if Licensee was in default thereunder.

     14. Governing Law. This Agreement and all the provisions hereof shall be governed by and construed in accordance with the laws of the State of Colorado.

     15. Notices. All notices or demands pursuant to this Agreement shall be in writing and sent by first class mail, postage prepaid or by commercial overnight delivery, prepaid, to the parties at their addresses provided below, or to such other address as a party may specify by notice to the other party:

          LICENSEE:

                    Prime Response, Inc.
                    1099 18/th/ Street, Suite 500
                    Denver, CO 80202

          LICENSOR:

                    Denver-Stellar Associates Limited Partnership
                    c/o Amerimar Realty Management Co.-Colorado
                    999 - 18th Street, Suite 1000
                    Denver, Colorado 80202
                    Attention: General Manager

          with a copy to:

                    Slivka Robinson Waters & O'Dorisio, P.C.
                    1099 - 18th Street, Suite 2600
                    Denver, Colorado 80202
                    Attention: John W. O'Dorisio, Jr., Esq.

     16. Security Deposit. The Licensee shall keep on deposit with the Licensor at all times during the term of this Agreement, a security deposit (the "Security Deposit") in the amount of One-Thousand-Two-Hundred Dollars ($1,200.00) as security for the payment by the Licensee of the rent, license fees, or any other sums due under this Agreement and for the faithful performance of all the terms, conditions and covenants of this Agreement. If at any time during the term of this Agreement the Licensee shall be in default in the performance of any provision of this Agreement, the Licensor may (but shall not be required to) use any such deposit, or so much thereof as necessary, in payment of any rent or any other sums due under this Agreement in default, in reimbursement of any expense incurred by the Licensor and in payment of the damages incurred by the Licensor by reason of the Licensee's default, or at the option of the Licensor, the same may be retained by the Licensor as liquidated damages. In such event, the Licensee shall, on written demand of the Licensor, forthwith remit to the Licensor a sufficient amount in cash to restore such deposit to its original amount. If such deposit has not been utilized as aforesaid, such deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to the Licensee, without interest, upon full performance of this

Agreement by the Licensee. Licensor shall have the right to commingle such deposit with other funds of the Licensor. Licensor shall deliver the funds deposited herein by the Licensee to any purchaser of the Licensor's interest in the License Area in the event such interest be sold, and thereupon, the Licensor shall be discharged from further liability with respect to such deposit. Notwithstanding the above provisions of this Section, if claims of the Licensor exceed the deposit for therein, the Licensee shall remain liable for the balance of such claims.

     17.  Miscellaneous.

          (a) The paragraph headings contained herein are intended for convenience and reference only and are not intended to define, limit, or describe the scope or intent of any provision of this Agreement.

          (b) Licensor makes no warranty or representation that the License Area or any part or all of the Building is suitable for the use contemplated by this Agreement, it being assumed that Licensee has satisfied itself thereof. Licensee has inspected the anticipated License Area and the Building; accepts the same "AS IS", and agrees that Licensor is under no obligation to perform any Work or provide any labor or materials to prepare, modify and/or alter the License Area or the Building for Licensee.

          (c) Except as otherwise stated herein, no waiver of any breach of this Agreement or any of the terms hereof shall be effective unless such waiver is in writing and signed by the party against whom such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach. All prior or contemporaneous understandings and agreements between the parties which relate to this Agreement are merged into this Agreement which alone fully and completely expresses their agreement. Neither party is relying upon any statement or representation by the other not embodied in this Agreement.

          (d) Licensor and Licensee acknowledge that each has carefully reviewed this Agreement and that the normal rules of construction whereby ambiguities in a contract are to be construed against the drafter shall not be employed in the interpretation of this Agreement.

          (e) In the event that a court of competent jurisdiction enters an order of judgment declaring any material provision of this Agreement to be invalid and/or unenforceable, the remainder of this Agreement shall continue in full force and effect, such remaining provisions being deemed modified to the extent necessary to comply with any court order and/or judgment and applicable law.

          (f) Licensee shall not place signs on any of the doors or corridors leading to the License Area. Licensor shall have the right, at its option, at Licensee's own cost and expense, to remove any signs placed by Licensee without Licensor's prior written consent, and to repair any damage caused by such signs.

          (g) Licensor shall not be liable to Licensee for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause. Nor shall Licensor be liable for any damage or inconvenience which may arise through (a) the leasing or licensing of other space within the Building to whomsoever Licensor chooses for whatever use is allowed by Licensor; (b) repair or alteration of any part of the Building or License Area or the construction of improvements for tenants or other licensees in the Building, it being specifically acknowledged and agreed by Licensee that Licensor will, as a part of Licensor's leasing and licensing of other space within the Building, be conducting construction work in order to prepare space in the Building, from time to time, for other tenants and licensees; or (c) Licensee's use of the Licensor's Equipment or Licensor's Security System as provided in the Plans and in this Agreement, it being specifically acknowledged and agreed by Licensee that its use of the Licensor's Equipment and/or Licensor's Security System is at its own risk, and that Licensor makes no representations regarding the same.

          (h) Licensee and Licensor agree not to record this Agreement or any memorandum thereof unless required by governmental action or franchise agreement. In the event that recordation is so required, the recording party agrees to promptly provide the other party with a copy of this Agreement so recorded and, promptly upon termination of this Agreement, to join with the other party in executing and recording a notice of termination in the appropriate real property records.

     IN WITNESS WHEREOF, Licensor and Licensee have entered into this License Agreement effective as of the date first above written.

                                 LICENSEE:

                                 PRIME RESPONSE, INC., a Delaware
                                 corporation


                                 By: /s/ Cathy Lewis
                                    -------------------------------------
                                 Name:   Cathy Lewis
                                 Title:  Vice President, Finance

                                   LICENSOR:

                                   DENVER-STELLAR ASSOCIATES
                                   LIMITED PARTNERSHIP, a Delaware
                                   limited partnership

                                   By: Amerimar Realty Management Co.-
                                       Colorado, a Colorado
                                    By: Amerimar Realty Management-
                                        Pennsylvania, its general partner
                                     By: ARC - Management Company, its
                                         general partner

                                   By: /s/ David G. Marshall
                                      --------------------------------
                                       David G. Marshall, President

                                   EXHIBIT A
                                   ---------

                             RULES AND REGULATIONS

     Rules and Regulations, to Lease between DENVER-STELLAR ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord ("Landlord")and PRIME RESPONSE, INC., a Delaware corporation as tenant ("Tenant"), pertaining to certain space in Denver Place Plaza Tower, 1099 18th Street, Denver, Colorado 80202.

          (a) Any sign, lettering, picture, notice, or advertisement installed within Tenant's Premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building.

          (b) The use of the name of the Building or of pictures or illustrations of the Building in advertising or other publicity, without prior written consent of Landlord, is prohibited.

          (c) Tenant, its subtenants and its and their customers, invitees, licensees, and guests

               (i) shall not obstruct and shall not use for any purpose other than ingress and egress, the sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building;

               (ii) shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon notice from Landlord;

               (iii) shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electrical or electronic devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises;

               (iv) shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises as specified in its lease;

               (v)    shall refrain from attempting to adjust any controls;

               (vi) shall not waste, and shall not suffer or permit to be wasted, electricity or water and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning;

               (vii)  shall keep public corridor doors closed;

               (viii) shall neither install nor operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the written permission of the Landlord;

               (ix) shall not use rest rooms or water fixtures for any purpose other than that for which they are designed;

               (x) shall not mark upon, paint, cut, drill into, drive nails or screws into, or in any way deface the walls, ceiling partitions or floors of the leased Premises or of the Building;

               (xi) shall not unduly obstruct any pipes, conduits and ducts in the Premises; and

               (xii) shall use chair pads, to be furnished by Tenant, under all rolling and ordinary desk chairs in the carpeted areas.

          (d) Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

          (e) Peddlers, solicitors and beggars shall be reported to the office of the Building or as Landlord otherwise requests.

          (f) No person or contractor not employed by Landlord shall be used to perform window washing, cleaning, or other work in the Premises.

          (g) Unless Landlord so consents, Tenant shall not, and Tenant shall not permit or suffer anyone to:

               (i)    Cook in the premises;

               (ii) Place vending or dispensing machines of any kind in the Premises; or

               (iii) At any time sell, purchase or give away, or permit the sale, purchase or gift of, food in any form.

               (iv) Use the Premises for lodging or for any immoral or illegal purposes.

               (v) Use the Premises to engage in the manufacture or sale of, or permit tile use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Premises.

               (vi) Use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs.

          (h) No furniture shall be placed in front of the building or in any lobby or corridor, without the prior written consent of Landlord. Landlord shall have the right to remove all non-permitted signs and furniture, without notice to Tenant, at Tenant's expense.

          (i)  No animals are allowed in the Building.

          (j) No lock or other security device shall be placed by Tenant on any door in the Building without the Building manager being kept furnished with two of the keys, cards or other means of access therefore. At the termination of its tenancy, Tenant shall promptly deliver to Landlord all keys, entry cards and other means of access to offices, rest rooms and vaults.

          (k) The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other hazardous articles shall not be brought into the Building.

          (l) Electric floor space heaters, humidifiers or A/C fans are not permitted.

          (m) Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant. Tenant shall cause said movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant's movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

          (n) If any Tenant desires telegraphic, telephonic, computer or other electric connections, Landlord, or its agents, will direct the electricians as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expenses, and, at Landlord's option, shall be removed at Tenant's expense at the expiration or termination of its Lease.

          (o) Except for the following smoking areas specifically designated by Landlord, the outdoor Plaza level of 1099 - 18th Street, the outdoor areas at the corner of 18th and Champa and 19th and Curtis and the Smoke Haus in the mall, all common areas of the building, including all sidewalks, entries, passages, stairways, elevators, restrooms, lobbies and hallways, shall be non-smoking areas. Tenant shall be responsible to prevent its employees, agents, visitors, customers and guests from smoking in such common areas.

          (p) During the normal office hours of 6:00 a.m. to 6:00 p.m., Monday through Friday, Tenant and its employees and agents shall observe the building dress code, which requires a neat and clean appearance and prohibits the wearing of cutoffs and ragged, torn, ripped, rent or holey apparel.

          (q) The Landlord reserves the right to modify and make such other and further reasonable rules and regulations as in its judgment may, from time to time, be needful and desirable for the safety, security, care and cleanliness of the Premises and preservation of good order and therein.